ASSET PURCHASE AGREEMENT
by and between
ASURAGEN, INC.
and
INTERPACE DIAGNOSTICS, LLC

Dated as of August 13, 2014

ARTICLE 1	DEFINITIONS 1

1.1	Defined Terms 1

1.2	Construction 13

ARTICLE 2	SALE AND PURCHASE OF ASSETS; LIABILITIES 13

2.1	Sale of Purchased Assets 13

2.2	Liabilities 14

2.3	Consideration 15

2.4	Closing 19

ARTICLE 3	REPRESENTATIONS AND WARRANTIES 20

3.1	Representations and Warranties of Seller 21

3.2	Representations and Warranties of Buyer 25

ARTICLE 4	COVENANTS 26

4.1	Cooperation in Litigation and Investigations 27

4.2	Further Assurances 27

4.3	Publicity 28

4.4	Confidentiality 29

4.5	Buyer’s Diligence Obligations 31

4.6	Records; Reports; Audit 31

4.7	Buyer’s Regulatory Responsibilities 32

4.8	Medical and Other Inquiries 32
4.9 Wrong Pockets 32

4.10	Certain Tax Matters 32

4.11	Non-Solicitation of Employees 33

4.12	Regulatory Classification 33

ARTICLE 5	INDEMNIFICATION 34

5.1	Indemnification 34

5.2	Claim Procedure 35

5.3	Limitations on Indemnification 37

5.4	Tax Treatment of Indemnification Payments 39

5.5	Exclusive Remedy 39

i

5.6 Disclaimer 39

ARTICLE 6	MISCELLANEOUS 39

6.1	Governing Law, Jurisdiction, Venue and Service 39

6.2	Notices 40

6.3	No Benefit to Third Parties 41

6.4	Waiver and Non-Exclusion of Remedies 41

6.5	Expenses 41

6.6	Assignment 41

6.7	Amendment 42

6.8	Severability 42

6.9	Equitable Relief 42

6.10	English Language 42

6.11	Bulk Sales Statutes 42

6.12	Counterparts 42

6.13	Entire Agreement 43

ii

EXHIBITS

Exhibit A	Form of Bill of Sale

Exhibit B	Form of CPRIT License Agreement

Exhibit C	Form of Guaranty

Exhibit D	Form of License Agreement

Exhibit E	Form of Non-Competition Agreement

Exhibit F	Form of Patent Assignment Agreement

Exhibit G	Form of Supply Agreement

Exhibit H	Form of Trademark Assignment Agreement

Exhibit I	Form of Transition Services Agreement

SCHEDULES

Schedule 1.1.44	Certain Excluded Contracts

Schedule 1.1.75	Molecular Markers

Schedule 1.1.84	Pancreas microRNA Test mirs

Schedule 1.1.93	Permitted Encumbrances

Schedule 1.1.120	Seller’s Knowledge

Schedule 1.1.129	Thyroid A microRNA Classifier mirs

Schedule 1.1.130	Thyroid B microRNA Classifier mirs

Schedule 1.1.134	Thyroid Test Version Two genes

Schedule 1.1.135	Thyroid Test Version Three genes

Schedule 2.1.1(a)	Purchased Contracts

Schedule 2.1.1(b)	Purchased Protocols

Schedule 2.1.1(c)	Purchased Data

Schedule 2.1.1(d)	Purchased Records

Schedule 2.1.1(e)	Purchased Tissue Samples

Schedule 2.1.1(f)	Purchased Patents

Schedule 2.1.1(g)	Purchased Trademarks

Schedule 2.4.2(a)(ii)	Delivery of Tangible Purchased Assets

Schedule 4.2.3	Fees in Connection with Financial Assistance

Schedule 5.1.1(g)	Certain Indemnification Claims

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and executed as of August 13, 2014 (the “Effective Date”), by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller holds certain assets and rights comprising or associated with the Transferred Products (as defined below);
WHEREAS, Seller wishes to sell to Buyer, and Buyer desires to purchase from Seller, certain assets and rights comprising or associated with the Transferred Products, upon the terms and conditions hereinafter set forth; and
WHEREAS, concurrently with the execution and delivery of this Agreement, the Guarantor has delivered to Seller a guaranty in which the Guarantor has unconditionally guaranteed all obligations of Buyer under this Agreement and the Ancillary Agreements.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Defined Terms. As used herein, the following terms shall have the following meanings:
1.1.1    “Accountants” means an accounting firm of national reputation (excluding each of Seller’s and Buyer’s respective regular outside accounting firms) as may be mutually acceptable to Seller and Buyer; provided, that if Seller and Buyer are unable to agree on such accounting firm within 10 days or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Buyer a list of three other accounting firms of national reputation that have not performed services for Seller or Buyer in the preceding three-year period, and Buyer shall select one of such three accounting firms.
1.1.2    “Accounting Firm” has the meaning set forth in Section 4.2.2.
1.1.3    “Adjusted Royalty” has the meaning set forth in Section 2.3.3(d).
1.1.4    “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.1.5    “Agreed Amount” has the meaning set forth in Section 5.2.1.
1.1.6    “Agreement” has the meaning set forth in the preamble hereto.
1.1.7    “Allocation” has the meaning set forth in Section 2.3.10(a).
1.1.8    “Ancillary Agreements” means the License Agreement, the CPRIT License Agreement, the Supply Agreement, the Transition Services Agreement, the Bill of Sale, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Non-Competition Agreement and the Guaranty.
1.1.9    “Apportioned Obligations” has the meaning set forth in Section 4.10.1(a).
1.1.10    “Assumed Liabilities” has the meaning set forth in Section 2.2.1.
1.1.11    “Authorization” means any consent, approval, order, license, permit and other similar authorization of or from any Governmental Authority, together with any renewals, extensions, or modifications thereof and additions thereto.
1.1.12    “Bill of Sale” means the bill of sale and assignment and assumption agreement, in substantially the form of Exhibit A.
1.1.13    “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are permitted or obligated by Law to remain closed.
1.1.14    “Buyer” has the meaning set forth in the preamble hereto.
1.1.15    “Buyer Confidential Information” has the meaning set forth in Section 4.4.2.
1.1.16    “Buyer Entities” has the meaning set forth in Section 4.2.5.
1.1.17    “Buyer Indemnitees” has the meaning set forth in Section 5.1.1.
1.1.18    “Buyer Material Adverse Effect” means any event, fact, condition, occurrence, change or effect that prevents or materially impedes or materially delays the consummation by Buyer of the Transactions.
1.1.19    “Buyer Permitted Purpose” has the meaning set forth in Section 4.4.3.

1.1.20    “Buyer’s Knowledge” means the collective actual knowledge of Greg Richard, Nancy Lurker and Jeffrey Smith without any duty of investigation.
1.1.21    “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 and October 1 thereafter and the last Calendar Quarter shall end on the last day of the last to expire of the Pancreas Royalty Term, the Thyroid Royalty Term, and the Other Thyroid Product Royalty Term.
1.1.22    “Cap” has the meaning set forth in Section 5.3.2.
1.1.23    “Claim Notice” has the meaning set forth in Section 5.2.2.
1.1.24    “CLIA” means the Clinical Laboratory Improvement Amendments of 1988.
1.1.25    “Closing” has the meaning set forth in Section 2.4.1.
1.1.26    “Closing Payment” has the meaning set forth in Section 2.3.1.
1.1.27    “Code” means the Internal Revenue Code of 1986.
1.1.28    “Commercially Reasonable Efforts” means the carrying out of activities in a sustained and diligent manner and using efforts and resources that are comparable to the efforts and resources commonly used in the medical device/diagnostics industry by a company with similar resources as Guarantor and its Affiliates that are controlled by Guarantor, taken as a whole, for products of similar market potential at a similar stage of development or product life, based on conditions then prevailing and taking account of competition, technological relevance or obsolescence, changes in regulatory status and Law and changes in reimbursement rates, policies and procedures.
1.1.29    “Confidential Information” has the meaning set forth in Section 4.4.1.
1.1.30    “Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated as of January 14, 2014, as amended by Amendment No. 1 to the Confidential Disclosure Agreement, dated as of April 11, 2014, between Buyer and Seller.
1.1.31    “Contract” means any written or oral contract, agreement, lease, sublease, license, sublicense, instrument, note, guaranty, deed, assignment, purchase order, or other legally binding commitment or arrangement.
1.1.32    “Controlling Party” has the meaning set forth in Section 5.2.2.
1.1.33    “Copyright” means copyrights and rights in copyrightable works, copyright registrations, or any application therefor and all extensions, restorations, reversions and renewals of any of the foregoing.

1.1.34    “CPRIT License Agreement” means a license agreement, in substantially the form of Exhibit B.
1.1.35    “Deductible” has the meaning set forth in Section 5.3.1.
1.1.36    “Disclosing Party” has the meaning set forth in Section 4.4.1.
1.1.37    “Disclosure Schedules” means the disclosure schedules of Seller related to the representations and warranties of Seller set forth in Section 3.1.
1.1.38     “Dollar” or “$” means United States dollars.
1.1.39    “Domain Names” means any and all internet or global computing network addresses or locations, including all generic top-level domains (“gTLDs”) and country code top-level domains (“ccTLDs”).
1.1.40    “Effect” has the meaning set forth in the definition of Material Adverse Effect.
1.1.41    “Effective Date” has the meaning set forth in the preamble hereto.
1.1.42    “EMA” means the European Medicines Agency and any successor agency thereto.
1.1.43    “Encumbrance” means any mortgage, lien, license, pledge, security interest or other encumbrance.
1.1.44    “Excluded Assets” means all assets, property, rights and interests of Seller and its Affiliates other than the Purchased Assets, including (a) the Contracts listed on Schedule 1.1.44 and (b) all tangible personal property of Seller or any of its Affiliates (other than tangible Purchased Assets).
1.1.45    “Excluded Liabilities” means all Liabilities of Seller or any of its Affiliates other than Assumed Liabilities, including (a) all obligations, liabilities and commitments of Seller or any of its Affiliates to the extent relating to or arising out of the Excluded Assets; (b) all obligations, liabilities and commitments of Seller or any of its Affiliates to the extent relating to or arising out of any Litigation pending on or before the Effective Date; (c) all accounts payable of Seller or any of its Affiliates; (d) all obligations, liabilities and commitments relating to the Transferred Products sold on or prior to the Effective Date or used in connection with services provided by Seller or any of its Affiliates on or prior to the Effective Date, including obligations, liabilities and commitments for any personal injury claims, warranty obligations, professional negligence, product recall or withdrawal, regardless of the legal theory asserted; and (f) all obligations and liabilities (i) for Taxes of Seller or any of its Affiliates, including Transfer Taxes apportioned to Seller pursuant to this Agreement, (ii) for Taxes imposed on or related to the Purchased Assets and Licensed IP for all periods ending on or before the Effective Date (determined, if applicable, pursuant to Section 4.10.1(a), and (iii) of Seller or any of its Affiliates for Taxes of any Person pursuant to Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. law), as a transferee or successor, by contract, or otherwise.
1.1.46    “Exploit” means to make, have made, import, export, use, sell, offer for sale, research, develop, commercialize, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of.
1.1.47    “FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.1.48    “FFDCA” means the United States Federal Food, Drug and Cosmetic Act, including regulations and enforcement discretion policies promulgated or announced by FDA.
1.1.49    “Financial Information” has the meaning set forth in Section 4.2.3.
1.1.50    “Fundamental Reps” means the representations and warranties set forth in Section 3.1.1 (Corporate Status), Section 3.1.2 (Authority), Section 3.1.3 (No Broker), Section 3.1.6 (Title to the Purchased Assets), Section 3.2.1 (Corporate Status), Section 3.2.2 (Authority) and Section 3.2.4 (No Broker).
1.1.51    “GAAP” means United States generally accepted accounting principles, as applied in Buyer’s or its Affiliates’ publicly filed financial statements.
1.1.52    “Governmental Authority” means any supranational, international, nation, commonwealth, province, territory, county, municipality, district, federal, state or local court (or any arbitrator or other tribunal having competent jurisdiction), administrative agency or commission or other governmental authority, instrumentality, domestic or foreign, including the EMA, FDA and any corresponding foreign agency, or any self-regulated organization or quasi-governmental authority.
1.1.53    “Guaranty” means a guaranty, in substantially the form of Exhibit C.
1.1.54    “Guarantor” means PDI, Inc., a Delaware corporation.
1.1.55    “Indemnification Certificate” has the meaning set forth in Section 5.2.1.
1.1.56    “Indemnification Offset Amount” has the meaning set forth in Section 2.3.5.
1.1.57    “Indemnified Party” has the meaning set forth in Section 5.2.1.
1.1.58    “Indemnifying Party” has the meaning set forth in Section 5.2.1.
1.1.59    “Initial Thyroid Product” has the meaning set forth in Section 4.5.1.
1.1.60    “Intellectual Property Rights” means any and all of the following: Copyrights, Domain Names, Know-How, Patent Rights, Trademarks, rights to protect confidential or proprietary information, and Trade Secrets.

1.1.61    “Invoiced Sales” has the meaning set forth in the definition of Net Sales.
1.1.62    “Know-How” means all technical, scientific and other know-how and information.
1.1.63    “Law” means any domestic or foreign, federal, state or local statute, law, treaty, judgment, ordinance, rule, administrative interpretation, regulation, order or other requirement having the force of law of any Governmental Authority.
1.1.64    “Liabilities” means any debts, liabilities, obligations, commitments, claims or complaints, whether accrued or fixed, known or unknown, fixed or contingent, determined or determinable, and whether or not the same would be required to be reflected in financial statements or disclosed in the notes thereto.
1.1.65    “License Agreement” means a license agreement, in substantially the form of Exhibit D.
1.1.66    “Licensed IP” means the Licensed Know-How and Licensed Patents.
1.1.67    “Licensed Know-How” means any Know-How to which Seller grants Buyer a license under the License Agreement or CPRIT License Agreement.
1.1.68    “Licensed Patent” means any Patent to which Seller grants Buyer a license or sublicense under the License Agreement or the CPRIT License Agreement.
1.1.69    “Litigation” means any claim, action, arbitration, mediation, hearing, proceeding, litigation, suit, warning letter, finding of deficiency or non-compliance, notice of violation or request for recall (whether civil, criminal, administrative, investigative, appellate or informal).
1.1.70    “Loss” or “Losses” means any losses, damages, judgments, fines, penalties, awards, Taxes, amounts paid in settlement, reasonable fees (including costs and expenses in connection with investigations, suits and proceedings, expert fees, accounting fees, advisory fees and legal fees), charges and costs.
1.1.71    “Material Adverse Effect” means an event, fact, condition, occurrence, circumstance, change or effect (“Effect”) that, considered together with all other Effects, (a) is, or would reasonably be expected to be materially adverse to the Purchased Assets and the Assumed Liabilities, taken as a whole or (b) prevents or materially impedes or delays the consummation by Seller of any of the Transactions; provided, that, none of the following, and no Effects resulting from the following, shall be deemed (individually or in combination) to constitute, or shall be taken into account in determining whether there has been, a “Material Adverse Effect”: (i) political or economic conditions or conditions affecting the capital or financial markets generally; (ii) conditions generally affecting the medical device/diagnostic industry; (iii) any changes in accounting requirements or applicable Law, (iv) any hostility, act of war, sabotage, terrorism or military actions, or any escalation of any of the foregoing; and (v) any hurricane, flood, tornado, earthquake or other natural disaster or force majeure event;

except, in each of clauses (i) through (v), for those conditions that have a disproportionate effect on the Purchased Assets and the Assumed Liabilities, taken as a whole, relative to other Persons engaged in similar businesses.
1.1.72    “Milestone Event” means the Transition Milestone Event or the Pancreas Test Milestone Event, as applicable.
1.1.73    “Milestone Payment” means the Transition Milestone Payment or the Pancreas Test Milestone Payment, as applicable.
1.1.74    “mir” means microRNA.
1.1.75    “Molecular Markers” means the molecular markers set forth in Schedule 1.1.75.
1.1.76    “Net Sales” means, with respect to any Royalty Product for any period, the gross amount invoiced by Buyer or any of its Affiliates for any Qualifying Sales or Qualifying Services anywhere in the world (collectively, the “Invoiced Sales”), less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods and returns, chargebacks and amounts for which collectability is not reasonably assured; (b) freight, postage, shipping and insurance expenses to the extent that such items are included in the Invoiced Sales; (c) customs and excise duties and other duties related to the sales to the extent that such items are included in the Invoiced Sales; (d) rebates and similar payments made with respect to sales paid for by any Governmental Authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program; and (e) the difference between the dollar amount invoiced by Buyer, its Affiliates or any of its or their respective (sub)licensees for Qualifying Sales or Qualifying Services and the amount actually collected from Invoiced Sales. It is understood that if actual cash receipts exceed the Net Sales calculation during a Calendar Quarter, then such excess amount will be included in the Net Sales calculation in the Calendar Quarter that such cash receipts were received. Any of the deductions listed above that involves a payment by Buyer, or any of its Affiliates or any of its or their respective (sub)licensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such Person. For purposes of determining Net Sales, a Qualifying Sale or Qualifying Service shall be deemed to have occurred when invoiced. Subject to the above, Net Sales shall be calculated in accordance with GAAP.
1.1.77    “Non-Competition Agreement” means a non-competition agreement, in substantially the form of Exhibit E.
1.1.78    “Non-Controlling Party” has the meaning set forth in Section 5.2.2.
1.1.79    “Notice” has the meaning set forth in Section 6.2.1.
1.1.80    “Objection Notice” has the meaning set forth in Section 5.2.1.
1.1.81    “Original Royalty” has the meaning set forth in Section 2.3.3(d).

1.1.82    “Other Thyroid Product” means (a) the test for thyroid cancer over which Buyer or one of its Affiliates has, as of the Effective Date, an option to acquire the rights thereto from Prolias Technologies currently known as ThymiraTM without regard to such test’s regulatory classification as a Laboratory Developed Test, in vitro diagnostic product or otherwise and (b) the Thyroid Test Version Three.
1.1.83    “Other Thyroid Product Royalty Term” means the period that begins on the date on which the first Qualifying Sale or Quality Service, in either case, with respect to the Other Thyroid Product occurs anywhere in the world and ends on the tenth anniversary thereof.
1.1.84    “Pancreas microRNA Test” means Seller’s validated pancreas test that assays for at least the five mirs set forth in Schedule 1.1.84 as of the Effective Date and currently known as mirInform® Pancreas.
1.1.85    “Pancreas Royalty Product” means any in vitro diagnostic (IVD) product, including any apparatuses, Laboratory Developed Tests (LDTs) or IVD test kits, directed towards pancreatic cancer (a) that incorporates, was developed using or otherwise relies on any Purchased Asset or Licensed IP including the Pancreas microRNA Test or (b) the Exploitation of which would infringe at least one Valid Claim.
1.1.86    “Pancreas Royalty Term” means the period that begins on the date on which the first Qualifying Sale or Quality Service, in either case, with respect to the first Pancreas Royalty Product occurs anywhere in the world and ends on the tenth anniversary thereof.
1.1.87    “Pancreas Test Milestone Event” has the meaning set forth in Section 2.3.2(b).
1.1.88    “Pancreas Test Milestone Payment” has the meaning set forth in Section 2.3.2(b).
1.1.89    “Party(ies)” has the meaning set forth in the preamble hereto.
1.1.90    “Patent Assignment Agreement” means that certain Patent Assignment Agreement, dated as of the Effective Date, in substantially the form of Exhibit F.
1.1.91    “Patent Rights” means all patents and filed patent applications, including provisional and non-provisional patent applications, design registrations, design registration applications, industrial designs, industrial design applications and industrial design registrations, and including any and all divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reversions, reexaminations, reissues or additions, of or to any of the foregoing items, and all rights and priorities afforded under any applicable Law with respect thereto.
1.1.92    “Payments” has the meaning set forth in Section 2.3.6(a).

1.1.93    “Permitted Encumbrance” means any Encumbrance disclosed on Schedule 1.1.93.
1.1.94    “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.
1.1.95    “Post-Closing Tax Period” has the meaning set forth in Section 4.10.1(a).
1.1.96    “Pre-Closing Tax Period” has the meaning set forth in Section 4.10.1(a).
1.1.97    “Purchase Price” means the sum of the Closing Payment, and, to the extent actually paid by Buyer in accordance with Sections 2.3.2, 2.3.3 and 2.3.4, the Milestone Payment, Royalty Payments and Sublicense Payments.
1.1.98    “Purchased Assets” has the meaning set forth in Section 2.1.1.
1.1.99    “Purchased Contracts” has the meaning set forth in Section 2.1.1(a).
1.1.100“Purchased Data” has the meaning set forth in Section 2.1.1(c).
1.1.101“Purchased Patents” has the meaning set forth in Section 2.1.1(f).
1.1.102“Purchased Protocols” has the meaning set forth in Section 2.1.1(b).
1.1.103“Purchased Records” has the meaning set forth in Section 2.1.1(d).
1.1.104“Purchased Tissue Samples” has the meaning set forth in Section 2.1.1(e).
1.1.105“Purchased Trademarks” has the meaning set forth in Section 2.1.1(g).
1.1.106“Qualifying Sale” means the sale of a Royalty Product by Buyer, any of its Affiliates or any of its or their respective (sub)licensees to a Third Party (including distributors or laboratories) anywhere in the world.
1.1.107“Qualifying Service” means the use by Buyer, any of its Affiliates or any of its or their respective (sub)licensees of a Royalty Product to perform diagnostic testing services on behalf of or for any Third Party anywhere in the world.
1.1.108        “Receiving Party” has the meaning set forth in Section 4.4.1.
1.1.109        “Regulatory Approvals” means, with respect to a product and a country, any and all approvals, licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Authority necessary to commercially distribute, sell or market such product (or diagnostic services performed using such product) in such country.

1.1.110    “Regulatory Authority” means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of medical devices, including the EMA and FDA.
1.1.111    “Representatives” means, with respect to a Party, such Party’s officers, employees, agents, attorneys, consultants, advisors and other representatives.
1.1.112    “Royalty Payments” means the royalty payments described in Section 2.3.3.
1.1.113        “Royalty Product” means a Pancreas Royalty Product, a Thyroid Royalty Product or the Other Thyroid Product, as applicable.
1.1.114        “Royalty Term” means (a) with respect to a Pancreas Royalty Product, the Pancreas Royalty Term, (b) with respect to a Thyroid Royalty Product, the Thyroid Royalty Term and (c) with respect to the Other Thyroid Product, the Other Thyroid Product Royalty Term.
1.1.115         “SEC” means the U.S. Securities and Exchange Commission.
1.1.116     “Seller” has the meaning set forth in the preamble hereto.
1.1.117        “Seller Confidential Information” has the meaning set forth in Section 4.4.3.
1.1.118        “Seller Indemnitees” has the meaning set forth in Section 5.1.2.
1.1.119        “Seller Permitted Purpose” has the meaning set forth in Section 4.4.2.
1.1.120        “Seller’s Knowledge” means the collective actual knowledge of the individuals listed on Schedule 1.1.120 without any duty of investigation.
1.1.121        “Senior Officer” means, with respect to Seller, its President and Chief Executive Officer, and with respect to Buyer, its Chief Executive Officer.
1.1.122        “Sublicense Payments” means the payments described in Section 2.3.4.
1.1.123        “Sublicense Percentage” means (a) with respect to a sublicense granted during the period that begins on the Effective Date and ends on the date immediately prior to the first anniversary of the Effective Date, 30%, (b) with respect to a sublicense granted during the period that begins on the first anniversary of the Effective Date and ends on the date immediately prior to the third anniversary of the Effective Date, 20% and (c) with respect to a sublicense granted during the period that begins on the third anniversary Effective Date and ends on the expiration of the Pancreas Royalty Term, Thyroid Royalty Term or Other Thyroid Product Royalty Term, as applicable, 15%.

1.1.124        “Sublicense Revenue” means, with respect to any Royalty Product of any period, any license fees, royalty payments, milestone payments or other similar payments paid by any (sub)licensee to Buyer or any of its Affiliates in connection with any (sub)license granted by Buyer with respect to such Royalty Product as consideration for such (sub)license.
1.1.125        “Supply Agreement” means a supply agreement, in substantially the form of Exhibit G, pursuant to which Seller will supply RNAretain preservation solution to Buyer.
1.1.126        “Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and includes any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority and includes Treasury Form TD F 90-22.1 and FinCEN Form 114.
1.1.127        “Taxes” means all taxes of any kind including all U.S. federal, state, local or non-U.S. net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, capital stock, transfer, gains, windfall profits, net worth, asset, transaction and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Authority under applicable Law.
1.1.128        “Third Party” means any Person other than Seller, Buyer and their respective Affiliates and permitted successors and assigns.
1.1.129        “Thyroid A microRNA Classifier” means Seller’s thyroid test that measures the mirs set forth in Schedule 1.1.129 in thyroid nodule tissue.
1.1.130        “Thyroid B microRNA Classifier” means Seller’s thyroid test that measures the mirs set forth in Schedule 1.1.130 in thyroid nodule tissue.
1.1.131        “Thyroid Royalty Product” means any in vitro diagnostic product, including any apparatuses, Laboratory Developed Tests (LDTs) or IVD test kits, directed towards thyroid cancer, other than the Thyroid Test Version Three, (a) that incorporates, was developed using or otherwise relies on any Purchased Assets or Licensed IP, or (b) the Exploitation of which would infringe at least one Valid Claim.
1.1.132        “Thyroid Royalty Term” means the period that begins on the Effective Date and ends on the tenth anniversary thereof.
1.1.133        “Thyroid Test Version One” means Seller’s CLIA validated thyroid test on the Luminex instrument platform that assays for the Molecular Markers.
1.1.134        “Thyroid Test Version Two” means Seller’s CLIA validated thyroid test on a next generation sequencing platform that measures the mutational status of the genes set forth in Schedule 1.1.134.

1.1.135        “Thyroid Test Version Three” means Seller’s thyroid test on a next generation sequencing platform that measures the expression or mutational status of the genes set forth in Schedule 1.1.135.
1.1.136        “Trade Secrets” means information that derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use.
1.1.137        “Trademark” means any word, name, symbol, color, product shape, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, trade dress rights, slogans, product configuration, logo or business symbol, whether or not registered, and any registrations or applications for registration to use any of the foregoing.
1.1.138        “Trademark Assignment Agreement” means a trademark assignment agreement, in substantially the form of Exhibit H.
1.1.139        “Transactions” means all of the transactions contemplated by this Agreement and each of the Ancillary Agreements.
1.1.140         “Transfer Taxes” has the meaning set forth in Section 4.10.1(a).
1.1.141        “Transferred Products” means, collectively, the Thyroid Test Version One, the Thyroid Test Version Two, the Thyroid Test Version Three, the Thyroid 5 microRNA Classifier, the Thyroid 10 microRNA Classifier and the Pancreas microRNA Test; provided, that Transferred Products shall not include the Thyroid Test Version Three for the purposes of Section 3.1. For clarity, Transferred Products means each Transferred Product as it exists as of the Effective Date.
1.1.142        “Transition Milestone Event” has the meaning set forth in Section 2.3.2(a).
1.1.143    “Transition Milestone Payment” has the meaning set forth in Section 2.3.2(a).
1.1.144    “Transition Services Agreement” means that certain Transition Services Agreement, in substantially the form attached as Exhibit I.
1.1.145    “United States” means the United States of America and its territories and possessions.
1.1.146    “UTSA” means the Uniform Trade Secrets Act.
1.1.147    “Valid Claim” means (a) a claim of a pending Purchased Patent or Licensed Patent that has not been abandoned or finally rejected without the possibility of appeal or refiling except that a Valid Claim does not include a claim of a pending Purchased Patent or Licensed Patent that has been pending for more than 5 years, or (b) a claim of an issued and unexpired claim within any of the Licensed Patents licensed to Buyer or Purchased Patents, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.
1.2    Construction    . Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” and “include” and variations thereof shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and the rules, regulations, binding guidelines, binding guidance documents and requirements promulgated thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in U.S. dollars.
ARTICLE 2
SALE AND PURCHASE OF ASSETS; LIABILITIES
2.1    Sale of Purchased Assets.
2.1.1    Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of Seller in and to the following properties, rights, interests and assets, as existing as of the Effective Date (collectively, the “Purchased Assets”), and Buyer hereby purchases and accepts from Seller the Purchased Assets:
(a)    all rights of Seller under the Contracts set forth on Schedule 2.1.1(a)(i), excluding all rights, claims or causes of action (including warranty claims and accounts receivable) of Seller thereunder related to products supplied or services provided to Seller prior to the Effective Date that are not included in or related to the Purchased Assets (the “Purchased Contracts”);
(b)    the protocols and standard operating procedures for the Transferred Products established by Seller and described/listed on Schedule 2.1.1(b) (the “Purchased Protocols”);
(c)    the data and data packages owned and maintained by Seller and described/listed on Schedule 2.1.1(c) (the “Purchased Data”);
(d)    the customer lists and records owned and maintained by Seller and described/listed on Schedule 2.1.1(d) (the “Purchased Records”);
(e)    the tissue samples owned and maintained by Seller and described/listed on Schedule 2.1.1(e) (the “Purchased Tissue Samples”);
(f)    the Patents listed on Schedule 2.1.1(f) (the “Purchased Patents”); and
(g)    the Trademarks listed on Schedule 2.1.1(g) (the “Purchased Trademarks”) and all goodwill associated therewith.
2.1.2    Excluded Assets. Buyer shall not acquire, pursuant to this Agreement or any Ancillary Agreement, and Seller shall retain following the Effective Date, the Excluded Assets.
2.1.3    Retention of Rights. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, Seller retains, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, such rights in and to the Purchased Assets to the extent necessary or useful to exercise its rights and perform its obligations under this Agreement, any Ancillary Agreement and any Contract included within the Excluded Assets. Except as expressly granted herein or in any Ancillary Agreement, Seller grants no other right or license to any assets or rights, including Intellectual Property Rights, of Seller and its Affiliates.
2.2    Liabilities.
2.2.1    Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Seller hereby assigns and Buyer hereby assumes and agrees to pay and discharge when due (a) all Liabilities of Seller under or relating to the Purchased Assets or the Transferred Products arising on or after the Effective Date and (b) all Liabilities arising out of or related to the Exploitation of the Royalty Products, including the Transferred Products, on or after the Effective Date ((a) and (b), collectively, the “Assumed Liabilities”), and excluding the Excluded Liabilities.
2.2.2    Excluded Liabilities. Notwithstanding anything to the contrary herein, neither Buyer nor any of its Affiliates shall assume any Liabilities of Seller or any of its Affiliates other than the Assumed Liabilities, and the Excluded Liabilities shall remain the sole obligation and responsibility of Seller and its Affiliates.

2.3    Consideration.
2.3.1    Consideration. In consideration for the Purchased Assets, the licenses granted under the License Agreement and the CPRIT License Agreement, Buyer shall pay to Seller (a) $8,000,000 (the “Closing Payment”) to be paid on the Effective Date by wire transfer of immediately available funds to the account or accounts designated by Seller by written notice to Buyer no later than one Business Day prior to the Effective Date, (b) the Milestone Payment, as and to the extent provided in Section 2.3.2, (c) the Royalty Payments, as and to the extent provided in Section 2.3.3 and (d) the Sublicense Payments, as and to the extent provided in Section 2.3.4.
2.3.2    Milestone Payments.
(a)    Buyer shall pay to Seller an amount equal to $500,000 (the “Transition Milestone Payment”) upon the completion of the transition of the Transferred Products, as such completion is determined under the Transition Services Agreement (the “Transition Milestone Event”)
(b)    Buyer shall pay to Seller an amount equal to $500,000 (the “Pancreas Test Milestone Payment”) upon the earlier of (i) occurrence of the first Qualifying Sale or Qualifying Services with respect to a Pancreas Royalty Product anywhere in the world by Buyer or any of its Affiliates or any of its or their respective (sub)licensees (the “Pancreas Test Milestone Event”) and (ii) the date that is 18 months after the Effective Date.
(c)    Buyer shall pay each Milestone Payment to Seller (i) promptly (but no more than 45 days) after the achievement of the applicable Milestone Event or (ii) in the case of the Pancreas Test Milestone Event, if earlier, the date that is 18 months after the Effective Date.
(d)    Without limiting Section 4.6.2, Buyer shall notify Seller promptly of the achievement of the Milestone Event. If, notwithstanding the fact that Buyer has not provided Seller such a notice, Seller believes that the Milestone Event has been achieved, it shall so notify Buyer in writing and the Parties shall reasonably promptly meet and discuss in good faith whether the Milestone Event has been achieved. If the Parties are unable to resolve any dispute under this Section 2.3.2(d) regarding whether or not the Milestone Event has been achieved, then either Party shall have the right to refer such a dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of 30 days. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties. If the Senior Officers are unable to reach a final decision, then Seller shall be entitled to seek any dispute resolution and remedy available to it under this Agreement.
(e)    Each Milestone Payment shall be treated as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law.
2.3.3    Royalty Payments.
(a)    Subject to Section 2.3.3(d), during the Pancreas Royalty Term, Buyer shall pay to Seller a 5% royalty on Net Sales of Pancreas Royalty Products.

(b)    Subject to Section 2.3.3(d), during the Thyroid Royalty Term, Buyer shall pay to Seller a 3.5% royalty on Net Sales of Thyroid Royalty Products.
(c)    During the Other Thyroid Product Royalty Term, Buyer shall pay to Seller a 1.5% royalty on Net Sales of Other Thyroid Products.
(d)    If Buyer or any of its Affiliates or any of its or their respective (sub)licensees initiates (or in any way, directly or indirectly, aids any Third Party in initiating) a declaratory judgment action or similar action or claim that any Licensed Patent is invalid, unenforceable or not infringed by the Exploitation of any Pancreas Royalty Product or any Thyroid Royalty Product by or on behalf of Buyer or any of its Affiliates or any of its or their respective (sub)licensees, and (i) a court of competent jurisdiction upholds the validity, enforceability or infringement of such Licensed Patent, in whole or in part; (ii) such action or claim is dismissed with or without prejudice, or (iii) Buyer, its Affiliate or the respective (sub)licensee, as applicable, voluntarily withdraws such action or claim, then in each case ((i), (ii) and (iii)), for the purpose of determining the royalties payable pursuant to Section 2.3.2(a) or Section 2.3.2(b) with respect to Net Sales of Pancreas Royalty Products or Thyroid Royalty Products, as applicable, after such Licensed Patent is held to be valid, enforceable or infringed or such action or claim is dismissed or withdrawn, the royalty rate that would otherwise be applicable (the “Original Royalty”) shall be multiplied by three (the “Adjusted Royalty”).
(e)    Buyer shall pay Seller the applicable Royalty Payments within 45 days after the end of each Calendar Quarter during the applicable Royalty Term. Buyer shall also provide to Seller, at the same time each such payment is made, a report showing: (i) the Net Sales of the applicable Royalty Products by country; (ii) the basis for any deductions from Invoiced Sales to determine Net Sales; (iii) the exchange rates used in calculating any of the foregoing; and (iv) a calculation of the amount of royalty due to Seller.
(f)    The Royalty Payments shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.
2.3.4    Sublicense Payments.
(a)    During the Pancreas Royalty Term, Buyer shall pay to Seller the applicable Sublicense Percentage of the Sublicense Revenue with respect to Pancreas Royalty Products.
(b)    During the Thyroid Royalty Term, Buyer shall pay to Seller the applicable Sublicense Percentage of the Sublicense Revenue with respect to Thyroid Royalty Products.
(c)    During the Other Thyroid Product Royalty Term, Buyer shall pay to Seller the applicable Sublicense Percentage of the Sublicense Revenue with respect to Other Thyroid Royalty Products.
(d)    Buyer shall pay Seller the applicable Sublicense Payments within 45 days after the end of each Calendar Quarter during the applicable Royalty Term. Buyer shall also provide to Seller, at the same time each such payment is made, a report showing: (i) the

Sublicense Revenue for the applicable Royalty Products by country; (ii) the exchange rates used in calculating the foregoing; and (iii) a calculation of the amount of Sublicense Revenue due to Seller.
(e)    The Sublicense Payments shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.
2.3.5    Indemnification Offset. Notwithstanding anything to the contrary in Section 2.3.2, Section 2.3.3 or Section 2.3.4, if a claim for indemnification has been made by Buyer pursuant to Section 5.2 and not yet fully satisfied or otherwise resolved, then, subject to Section 5.3, Buyer shall be entitled to withhold from the Payments otherwise required to be made in any Calendar Quarter pursuant to Section 2.3.2, Section 2.3.3 or Section 2.3.4, as applicable, the amount of such indemnification claim until such indemnification claim has been fully satisfied or otherwise resolved, and Buyer shall deposit the amount so withheld (the “Indemnification Offset Amount”) in escrow, with an escrow agent and pursuant to an escrow agreement (in each case that is reasonably acceptable to Buyer and Seller and consistent with the terms of this Agreement). Any Indemnification Offset Amounts shall be released by the escrow agent upon final resolution of the claim for indemnification to (x) Buyer, in the event that such indemnification claim is resolved in favor of Buyer (but only to the extent of such indemnification claim), or (y) Seller, (1) in the event that such indemnification claim is resolved in favor of Seller or (2) in the event that such indemnification claim is resolved in favor of Buyer, to the extent that the Indemnification Offset Amount exceeds the amount of such indemnification claim.
2.3.6    Mode of Payment; Currency Conversion.
(a)    Subject to Section 2.3.5, Buyer shall pay Seller the Milestone Payment, Royalty Payments and Sublicense Payments (collectively, “Payments”) by wire transfer of immediately available funds to such bank account or accounts as Seller may from time to time designate by advance written notice to Buyer.
(b)    If any currency conversion shall be required in connection with any Royalty Payment or Sublicense Payment, such conversion shall be made by using the arithmetic mean of the exchange rates for the purchase of Dollars as published in The Wall Street Journal, Eastern Edition, on the last Business Day of each month in the Calendar Quarter to which such payments relate.
2.3.7    Interest on Late Payments. If Buyer shall fail to make any Payment pursuant to this Agreement when due, any such late payment shall bear interest, to the extent not prohibited by Law, at a per annum rate equal to the U.S. Prime Rate, as reported in The Wall Street Journal, Eastern Edition, for the first date on which such Payment was delinquent, plus 2.0%, beginning on the first date on which such Payment was delinquent and ending on the date on which such Payment is made, calculated based on the actual number of days such Payment is overdue.
2.3.8    Financial Records; Audits.

(a)    Buyer shall, and shall cause its Affiliates and its and their respective (sub)licensees to, keep complete and accurate books and records pertaining to the sale, delivery and use of the Royalty Products during the Pancreas Royalty Term, Thyroid Royalty Term or Other Thyroid Product Royalty Term, as applicable, including books and records of Invoiced Sales (including any deductions therefrom) and Net Sales of, and sublicense Revenue with respect to, the Royalty Products. Buyer shall, and shall cause its Affiliates and its and their respective (sub)licensees to, retain such books and records, until the later of three years after the end of the period to which such books and records pertain and the expiration of the applicable Tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Law.
(b)    At the request of Seller, Buyer shall, and shall cause its Affiliates and its and their respective (sub)licensees to, permit an independent certified public accountant retained by Seller, during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 2.3.8(a). Such audits may not (i) be conducted for any Calendar Quarter more than three years after the end of such Calendar Quarter, (ii) be conducted more than once in any 12-month period (unless a previous audit during such 12-month period revealed an underpayment with respect to such period or Buyer restates or revises such books and records for such 12-month period) or (iii) be repeated for any Calendar Quarter (unless a previous audit for such Calendar Quarter revealed an underpayment with respect to such Calendar Quarter or Buyer restates or revises such books and records for such Calendar Quarter). Except as provided below, the cost of any audit shall be borne by Seller, unless the audit reveals a variance of more than 5% from the reported amounts, in which case Buyer shall bear the cost of the audit. Unless disputed pursuant to Section 2.3.8(c), if such audit concludes that additional payments were owed or that excess payments were made during such period, Buyer shall pay the additional amounts, with interest from the date originally due as provided in Section 2.3.7, or Seller shall reimburse such excess payments, in either case, within 30 days after the date on which such audit is completed and the conclusions thereof are notified to the Parties.
(c)    In the event of a dispute over the results of any audit conducted pursuant to Section 2.3.8(b), Seller and Buyer shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within 30 days, the dispute shall be submitted for arbitration to the Accountants. The decision of the Accountants shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountants shall determine. Not later than 30 days after such decision and in accordance with such decision, Buyer shall pay the additional royalties, with interest from the date originally due as provided in Section 2.3.7 or Seller shall reimburse such excess payments, as applicable.
(d)    Seller shall treat all information subject to review under Section 2.3.8(b) in accordance with the confidentiality provisions of Section 4.4 and Seller shall cause the independent public accountant retained by Seller pursuant to Section 2.3.8(b) or the Accountant, as applicable, to enter into a reasonably acceptable confidentiality agreement with Buyer or its Affiliates or (sub)licensees, as the case may be, that includes an obligation to retain all such Confidential Information (as defined in Section 4.4) in confidence.

2.3.9    Transfer of Assets. If Buyer transfers, sells, licenses, conveys or otherwise disposes of any material rights or assets with respect to any Royalty Product, Buyer shall (a) remain primarily responsible for all of its obligations under Section 2.3.2, Section 2.3.3 and Section 2.3.4, and (b) cause the transferee, licensee or assignee of such material rights or assets to agree in writing to be bound by the obligations set forth in Section 2.3.2, Section 2.3.3 and Section 2.3.4 with respect to applicable Royalty Product.
2.3.10    Allocation of Consideration.
(a)    Buyer shall allocate the Purchase Price (including the Assumed Liabilities and other amounts to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets and the Licensed IP (the “Allocation”) in accordance with their fair market values within 90 days following the Effective Date, and shall deliver to Seller a copy of such Allocation (IRS Form 8594) promptly after such determination. Seller shall have the right to review and raise any objections in writing to the Allocation during the 10-day period after its receipt thereof, and if Seller does not provide such objections in writing by the end of such 10-day period, the Allocation shall become final. If Seller timely provides such objections with respect to any item in the Allocation, the Parties shall negotiate in good faith to resolve the dispute. If the Parties are unable to agree on the Allocation within 30 days after the commencement of such good faith negotiations (or such longer period as Seller and Buyer may mutually agree in writing), then the Accountants shall be engaged at that time to review the Allocation, and shall make a determination as to the resolution of such Allocation. The determination of the Accountants regarding the Allocation shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than 60 days thereafter, and shall be final, conclusive and binding upon Seller and Buyer, and Buyer shall revise the Allocation accordingly. Seller, on the one hand, and Buyer on the other hand, shall each pay one-half of the cost of the Accountants. The Parties shall not take any position on any Tax Return or in any administrative or judicial proceeding inconsistent with the Allocation as finally determined, except as otherwise required pursuant to a final determination (as defined in Section 1313 of the Code).
(b)    The Allocation shall be adjusted in accordance with the procedure set forth in Section 2.3.10(a) to account for any adjustment to the Purchase Price pursuant to Section 2.3.2, Section 2.3.3, Section 2.3.4 or ARTICLE 5.
2.3.11    Withholding. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable to Seller pursuant to this Agreement or the Ancillary Agreements such amounts as are required by applicable Law. If Buyer withholds any such amounts, such amounts shall be treated for all purposes of this Agreement and the Ancillary agreements as having been paid to Seller.
2.4    Closing.
2.4.1    Closing. Pursuant to the terms of this Agreement, the closing of the Transactions (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date at the offices of Covington & Burling LLP, 1201 Pennsylvania

Avenue, N.W., Washington, D.C. The Closing shall be deemed to have occurred at 12:00 a.m., eastern time, on the Effective Date.
2.4.2    Closing Deliveries.
(a)    Except as otherwise indicated below, at the Closing, Seller shall deliver the following to Buyer:
(i)    each of the Ancillary Agreements to which Seller is a party, executed by a duly authorized officer of Seller;
(ii)    the Purchased Assets; provided, that (A) with respect to tangible Purchased Assets, delivery shall, unless the Parties otherwise mutually agree, be in accordance with Schedule 2.4.2(a)(ii), (B) with respect to the Purchased Contract listed as Item 2 on Schedule 2.1.1(a), delivery shall occur on the day immediately following the completion of Seller’s performance of Thyroid Test Version One and Thyroid Test Version Two pursuant to Exhibit A of the Transition Services Agreement, and (C) Seller may retain one copy of (1) the Purchased Records and (2) the Purchased Contracts (and, for clarity, prior to delivering or making available the Purchased Contracts or any files, documents, instruments, papers, books and records containing Purchased Records to Buyer, Seller shall be entitled to redact from such files, documents, instruments, papers, books and records any information to the extent that it does not relate to a Transferred Product);
(iii)    a consent to assignment and amendment of the Exclusive License Agreement with Ohio State University in form and substance reasonably acceptable to Buyer and executed by a duly authorized representative of Ohio State University;
(iv)    a release of all Encumbrances in favor of Silicon Valley Bank over the Purchased Assets in form and substance reasonably acceptable to Buyer;
(v)    a non-foreign affidavit from Seller dated as of the Effective Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Seller is not a “foreign person” as defined in Section 1445 of the Code; and
(vi)    such other proper and necessary instruments for the conveyance of Seller’s right, title and interest in, to the Purchased Assets.
(b)    At the Closing, Buyer shall deliver the following to Seller:
(i)    the Closing Payment; and
(ii)    each of the Ancillary Agreements to which Buyer or any of its Affiliates is a party, executed by a duly authorized officer of Buyer or its applicable Affiliate.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of Seller.     Seller represents and warrants to Buyer as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the corresponding section of the Disclosure Schedules. Disclosures in any section or paragraph or cross-referenced in the particular section of the Disclosure Schedules address the corresponding section or paragraph of this Agreement and other sections or paragraphs of this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure is applicable to such other sections or paragraphs.
3.1.1    Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has full corporate power and authority to enable it to own, license or otherwise hold the Transferred Products owned, licensed or otherwise held by it and to conduct its business as presently conducted by it.
3.1.2    Authority. Seller has full corporate power and authority to enter into and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation by Seller of the Transactions have been duly authorized by all necessary corporate actions of Seller. This Agreement and each Ancillary Agreement to which Seller is a party have been duly executed and delivered by Seller and constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.
3.1.3    Non-Contravention. The execution, delivery, consummation and performance by Seller of this Agreement and each Ancillary Agreement to which it is a party do not and will not (a) conflict with or result in a violation of the certificate of incorporation or bylaws or comparable organizational documents of Seller, (b) conflict with or result in a violation of any Law applicable to Seller or the Purchased Assets or (c) subject to obtaining the consents, approvals and authorizations, making the filings and giving the notices referred to in Section 3.1.5(c), (i) require consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or event that constitutes a default under, result in the termination, cancellation or acceleration of, or give rise to a right of termination, cancellation or acceleration of any right or obligation under, any Purchased Contract, the Purchased Patents or the Purchased Trademarks or (ii) result in the imposition or creation of any Encumbrance upon any Purchased Asset.
3.1.4    No Broker. There is no broker, finder, investment banker or financial advisor acting or who has acted on behalf of or based upon arrangements made by Seller, who is entitled to receive any brokerage or finder’s or other fee or commission in connection with the Transactions, other than BroadOak Partners, LLC (whose fees and commissions shall be paid by or on behalf of Seller).
3.1.5    No Litigation; Consents.
(a)    (i) There is no Litigation pending or, to Seller’s Knowledge, threatened against Seller before any Governmental Authority relating to the Transferred Products or the Purchased Assets, and (ii) there is no order or judgment of a Governmental Authority to which Seller is subject relating to the Transferred Products or the Purchased Assets. This Section

3.1.5(a) does not address Litigation with respect to intellectual property, which is the subject of Section 3.1.9. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Litigation.
(b)    Seller has not, in the two years prior to the Effective Date, received any written notice, claim or complaint from any Person alleging a violation of, or failure to comply with, or any liability under, any Laws relating to the ownership or use of the Transferred Products or the Purchased Assets as a result of Seller’s Exploitation of any Transferred Product prior to the Effective Date, except, in each case, for any such notice relating to a failure to comply that has since been cured.
(c)    Except for (i) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates and (ii) items disclosed in Section 3.1.5(c) of the Disclosure Schedules, no notice to, filing with or Authorization of, any Governmental Authority or other Person is required for Seller to consummate the Transactions.
3.1.6    Title to the Purchased Assets. Immediately prior to the execution and delivery of this Agreement by Seller, Seller owned and had good and valid title to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
3.1.7    Purchased Contracts. The Purchased Contracts are in effect and constitute legal, valid and binding agreements of Seller, enforceable against Seller and, to Seller’s Knowledge, each other party thereto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in material breach or material default in the performance, observance or fulfillment of any obligation or covenant contained in any of the Purchased Contracts. Seller has not received any written notice from a Third Party (a) stating that such Third Party intends to terminate a Purchased Contract or (b) alleging that Seller is in breach or default in the performance, observance or fulfillment of any obligation or covenant contained in a Purchased Contract, in each case (a) and (b)), other than any such notices that have been withdrawn or related to a breach or default that has been cured. A true and complete copy of each Purchased Contract has been made available to Buyer. Seller has not received any written notice of a dispute, nor, to Seller’s Knowledge, is any dispute threatened, relating to any of the Purchased Contracts. Neither Seller, any of its Affiliates nor, to the Seller’s Knowledge, any other Person is in breach of any obligation under any purchase order issued under a Purchased Contract, which breach, would reasonably be expected to have a Material Adverse Effect.
3.1.8    Compliance with Law.
(a)    During the two years prior to the Closing Date, Seller has complied and is now in compliance with all applicable Laws regarding the ownership of and use of the Purchased Assets and the Transferred Products, including (i) any applicable Laws governing the development, approval, manufacture, sale, marketing, promotion or distribution of the

Transferred Products, including the FFDCA and CLIA, and (ii) all applicable Laws regulating the medical device/diagnostic industry generally, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.), the U.S. Anti−Kickback Statute (42 U.S.C. §1320a−7(b)), the U.S. False Claims Act (42 U.S.C. §1320a−7b(a)), and the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et. seq.), except, in each case ((i) and (ii)), for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
(b)    None of Seller or any employee or consultant of Seller who has undertaken activities in connection with any Transferred Product has been debarred, restricted, suspended, deemed subject to debarment pursuant to, nor are any such Persons the subject of a conviction described in, (i) Section 306 of FFDCA or (ii) 42 U.S.C. §1320a–7 or any similar debarment or ineligibility provisions applicable to any health care program of a Governmental Authority.
3.1.9    Intellectual Property.
(a)    Seller owns the Purchased Patents, the Purchased Trademarks and the Licensed IP free and clear of all encumbrances other than Permitted Encumbrances. All maintenance fees, annuity fees or renewal fees for the Purchased Patents, the Purchased Trademarks and the Licensed Patents that are due and payable have been paid.
(b)    None of the Purchased Patents or Licensed IP is involved in any Litigation, reissue, interference, reexamination or opposition.
(c)    None of the Purchased Trademarks or registrations or applications to use or register such items is involved in any Litigation, cancellation, nullification, interference, concurrent use or opposition proceeding.
(d)    No Litigation is pending or, to Seller’s Knowledge, threatened against Seller (i) based upon, challenging or seeking to deny or restrict the use of any of the Purchased Patents, the Licensed IP or the Purchased Trademarks or (ii) alleging that the Exploitation of any Transferred Product infringes or misappropriates the Intellectual Property Rights of any Third Party.
(e)    There are no written claims asserted or, to Seller’s Knowledge, unasserted claims against Seller of any persons disputing the inventorship or ownership of any of Purchased Patents or Licensed Patents.
(f)    Seller is the exclusive owner of the Purchased Patents, and the assignments that have been obtained with respect to the Purchased Patents are valid and have been recorded with the United States Patent and Trademark Office or such international equivalent, as appropriate.
(g)    No court has issued any order, judgment, decree or injunction restricting the operation of the Transferred Products on the basis of a conflict with or infringement of the patent rights of any Third Party.

(h)    Except for the Purchased Patents, Purchased Trademarks and Licensed IP, Seller and its Affiliates own no Intellectual Property Rights that would be infringed or misappropriated by Buyer’s operation of the Transferred Products as operated by Seller on or prior to the Effective Date.
(i)    Seller has no Knowledge of any facts that leads Seller to believe that any U.S. patents in the Purchased Patents were not prosecuted, or any U.S. patent applications in the Purchased Patents are not being prosecuted, in compliance with 37 C.F.R. §1.56.
(j)    Except as set forth in Section 3.1.9(j)(i) of the Disclosure Schedules, Seller has not granted any licenses, sublicenses or other rights in or with respect to the Purchased Patents, the Purchased Trademarks or Licensed IP to any Third Parties. To Seller’s Knowledge, except as set forth in Section 3.1.9(j)(ii) of the Disclosure Schedules, no Third Party is engaging in any commercial activity that infringes or misappropriates the Purchased Patents, the Purchased Trademarks or any Licensed IP.
3.1.10    Customers; Suppliers.
(a)    Set forth on Section (a) of the Disclosure Schedules is a list of each supplier from which Seller purchased at least $25,000 of goods or services during the preceding 12 months with respect to any of the Transferred Products (exclusive of suppliers of laboratory equipment) and (b) the order volume by physician for Thyroid Test Version One, on a monthly basis, for the one-year period ended June 30, 2014.
(b)    Since January 1, 2014, to Seller’s Knowledge, none of the customers of the Transferred Products or customers of services performed using any of the Transferred Products have notified Seller in writing that any such customer will materially reduce or cease using the services performed using any of the Transferred Products. Since January 1, 2014, to Seller’s Knowledge, none of the suppliers from which Seller purchased at least $25,000 of goods or services during the preceding 12 months with respect to any of the Transferred Products (exclusively of suppliers of laboratory equipment) or that is the sole supplier of any significant product or service to Seller with respect to any of the Transferred Products has notified Seller in writing that any such supplier will cease to supply product or services to Seller or raise prices from those in effect on the Effective Date.
3.1.11    Purchased Tissue Samples. The Purchased Tissue Samples were collected in accordance with all applicable Law and, to the extent necessary, with the approval of an institutional review board. The transfer of ownership and physical possession of the Purchased Tissue Samples to Buyer will not violate any applicable Law or any informed consent under which the Purchased Tissue Samples were collected.
3.1.12    Purchased Protocols; Purchased Data. The Purchased Protocols and Purchased Data comprise all the material protocols, material standard operating procedures, material data and material data packages in use by Seller with respect to the Transferred Products, whether in a production or development environment, as of the Effective Date.

3.1.13    Volume and Billing Information. The volume and billing information set forth in Section 3.1.13 of the Disclosure Schedule is complete and accurate in all material respects.
3.1.14    Excluded Contracts. The Contracts listed as items 1 and 2 on Schedule 1.1.44 are not and will not be for development, sale or use of any of the transferred products as a companion diagnostic for an FDA or EMA (or equivalent regulatory agency) approved product.
Exclusivity of Representations. SELLER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.2, BUYER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER RELATED TO THE TRANSACTIONS AND SELLER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.
3.2    Representations and Warranties of Buyer.     Buyer represents and warrants to Seller as follows:
3.2.1    Corporate Status. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
3.2.2    Authority. Buyer has full limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation by Buyer of the Transactions have been duly authorized by the necessary corporate actions of Buyer. This Agreement and each Ancillary Agreement to which Buyer is a party have been duly executed and delivered by Buyer and constitute the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
3.2.3    Non-Contravention. The execution, delivery, consummation and performance by Buyer of this Agreement and of each Ancillary Agreement to which it is a party do not and will not (a) conflict with or result in a violation of the certificate of formation or operating agreement, or comparable organizational documents, of Buyer; (b) conflict with or result in a violation of any Law or other restriction of any Governmental Authority applicable to Buyer or (c) subject to obtaining the consents, approvals and authorizations, making the filings and giving the notices referred to in Section 3.2.5(b), require consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or event that constitutes a default under, result in the termination, cancellation or acceleration of, or give rise to a right of termination, cancellation or acceleration of any material Contract to which Buyer is a party, except with respect to clause (c), for violations or breaches that would not reasonably be expected to have a Buyer Material Adverse Effect.
3.2.4    No Broker. There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Buyer or its Affiliates, who is entitled to receive any brokerage or finder’s or financial advisory fee from Seller or any of its Affiliates in connection with the Transactions, other than Torreya Partners, LLC (whose fees and commissions shall be paid by or on behalf of Buyer).

3.2.5    Litigation; Consents.
(a)    There is no (i), to Buyer’s Knowledge, Litigation pending or threatened against Buyer or any of its Affiliates by or before any Governmental Authority, or (ii) order or judgment of a Governmental Authority to which Buyer or any of its Affiliates is subject, in each case, except for such Litigation, orders or judgments that would not reasonably be expected to have a Buyer Material Adverse Effect.
(b)    Except for consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to have a Buyer Material Adverse Effect, no notice to, filing with, permit of, authorization of, exemption by, or consent of, Governmental Authority or other Person is required for Buyer to consummate the Transactions.
3.2.6    Financial Capacity. Buyer has immediately available cash that is sufficient to enable it to consummate the Transactions and perform its obligations under this Agreement and the Ancillary Agreements.
3.2.7    Compliance with Applicable Law. Buyer is aware of applicable Law relating to Exploitation of the Transferred Products.
3.2.8    Debarred Personnel. None of Buyer, any of Buyer’s Affiliates or any employee or consultant of Buyer has been debarred, restricted, suspended, deemed subject to debarment pursuant to, nor are any such Persons the subject of a conviction described in, (a) Section 306 of the FFDCA or (b) 42 U.S.C. §1320a–7 or any similar debarment or ineligibility provisions applicable to any health care program of a Governmental Authority.
Exclusivity of Representations. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1, SELLER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER RELATED TO THE TRANSACTIONS AND BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, (A) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.1, BUYER IS ACQUIRING THE PURCHASED ASSETS ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY AS TO QUALITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF ASSETS OR AS TO ANY OTHER MATTER, AND (B) SELLER DOES NOT REPRESENT OR WARRANT THAT THE PURCHASED ASSETS, OR THE RIGHTS GRANTED BY SELLER TO BUYER UNDER EITHER THE CPRIT LICENSE AGREEMENT OR THE LICENSE AGREEMENT, INDIVIDUALLY OR COLLECTIVELY, INCLUDE ALL ASSETS OR RIGHTS NECESSARY TO PRACTICE OR EXPLOIT THE TRANSFERRED PRODUCTS.
ARTICLE 4
COVENANTS

4.1    Cooperation in Litigation and Investigations. From and after the Effective Date, Buyer and Seller shall fully cooperate with each other in the defense or prosecution of any Litigation, examination or audit instituted prior to or after the Closing against or by either Party relating to or arising out of the Exploitation of a Transferred Product prior to or after the Closing (other than Litigation between Buyer and Seller or their respective Affiliates arising out of the Transactions). In connection therewith, and except as set forth in any Ancillary Agreement, from and after the Effective Date, each of Seller and Buyer shall make available to the other during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records relating exclusively to the Transferred Products, Purchased Assets, Assumed Liabilities and Excluded Liabilities held by it and reasonably necessary to permit the defense or investigation of any such Litigation, examination or audit (other than Litigation between Buyer and Seller or their respective Affiliates arising out of the Transactions, with respect to which applicable rules of discovery shall apply), and shall preserve and retain all such records for the length of time contemplated by its standard record retention policies and schedules. The Party requesting such cooperation shall pay the reasonable out-of-pocket costs and expenses of providing such cooperation (including legal fees and disbursements) incurred by the Party providing such cooperation.
4.2    Further Assurances.
4.2.1    Each of Seller and Buyer shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to (a) vest in Buyer all of the rights, title and interests of Seller in and to the Purchased Assets as contemplated hereby, (b) effectuate Buyer’s assumption of the Assumed Liabilities and (c) grant to each Party all rights contemplated herein to be granted to such Party under the Ancillary Agreements; provided, that after the Closing, apart from such customary further assurances, neither Seller nor Buyer shall have any other obligations except as specifically set forth and described herein or in the Ancillary Agreements. Seller shall cause its employees to be available to Buyer for the purposes of transferring the Purchased Assets to Buyer to the extent set forth in the Transition Services Agreement, but shall have no additional obligation to instruct Buyer in the use or practice of the Purchased Assets or the Exploitation of any Transferred Product.
4.2.2    From and after the Effective Date, Seller shall use its commercially reasonable efforts to assist Guarantor in (a) the preparation of financial statements of the Purchased Assets and the Transferred Products meeting the requirements applicable to a registrant pursuant to Regulation S-X promulgated under the Securities Act of 1933, as amended, (b) obtaining an unqualified audit opinion in accordance with GAAP from the independent public accounting firm as Guarantor shall specify (the “Accounting Firm”) with respect to such financial statements (including the consent of the Accounting Firm to the inclusion of such opinion in one or more reports or registration statements that may be filed by the Buyer or its Affiliates with the SEC), (c) the preparation of any pro forma financial statements or other financial information that may be required to be filed by Guarantor under applicable SEC rules and regulations and (d) causing the Accounting Firm to issue one or more customary comfort letters with respect to the financial information of the Purchased Assets and the Transferred Products, provided that in each case such assistance shall not unduly disrupt Seller’s ordinary course business activities or operations. In connection therewith, Seller shall use commercially reasonable efforts to (i) obtain and provide such data and financial information with respect to the Purchased Assets and the Transferred Products in the possession of Seller or its Affiliates and (ii) provide Guarantor and its representatives access to the individuals with knowledge of such data and financial information, in each case as may be reasonably necessary or required in connection with the preparation of such financial statements and obtaining such audit opinion. Without limiting the foregoing, Seller shall, as promptly as reasonably practicable following the request of the Accounting Firm, cause to be delivered to the Accounting Firm a representation letter in such form as may be reasonably requested by the Accounting Firm.
4.2.3    Buyer shall pay (a) all fees and expenses charged by the Accounting Firm to audit the financial statements and financial information referred to in Section 4.2.2 (collectively, the “Financial Information”), (b) all other reasonable and documented out-of-pocket fees and expenses of Asuragen incurred in connection with the assistance provided by Asuragen pursuant to Section 4.2.2 and (c) the documented fees set forth in Schedule 4.2.3, in the case of (b) and (c), as invoiced monthly by Seller in arrears.
4.2.4    Buyer shall, and shall cause Guarantor to, forever defend, indemnify and hold harmless Asuragen and its Affiliates and their respective directors, officers, agents and employees from and against any and all Losses claimed or arising directly or indirectly from the (a) use of the Financial Information or any information taken or derived therefrom or (b) inclusion of the Financial Information or any information taken or derived therefrom in SEC filings of the Guarantor.
4.2.5    The Parties acknowledge and agree it is their intention and expectation that in Asuragen providing the Financial Information and fulfilling its obligations set forth herein, Asuragen and its Affiliates shall not become subject to any Liability to Buyer, Guarantor or any of their respective Affiliates (collectively, the “Buyer Entities”), any purchaser or seller of securities of any of the Buyer Entities or any other Person directly or indirectly claimed or arisen from or in connection with the (a) use of the Financial Information or any information taken or derived therefrom or (b) inclusion of the Financial Information or any information taken or derived therefrom in SEC filings of the Guarantor.
4.2.6    Nothing included in Sections 4.2.4 and 4.2.5 shall reduce or limit in any way the rights of Buyer Indemnitees to indemnification under ARTICLE 5.
4.3    Publicity. Neither Buyer nor Seller shall issue any public announcement related to this Agreement (including the execution hereof) or the Transactions without the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, except the approval of the other Party shall not be required in connection with any public disclosure which the Party intending to make such public disclosure, in its good faith judgment, believes is required by applicable Law or by any stock exchange on which its securities or those of its Affiliates are listed. If either Party, in its good faith judgment, believes such disclosure is required, such Party will use its commercially reasonable efforts to consult with the other Party and its Representatives, and to consider in good faith any revisions proposed by the other Party or its Representatives, as applicable, prior to making (or prior to any of its Affiliates making) such disclosure, and shall limit such disclosure to only that information which is legally required to be disclosed. Nothing in this Section 4.3 shall prohibit the Parties from making internal announcements to their respective employees that are consistent with the Parties’ prior public disclosures regarding the Transactions.
4.4    Confidentiality.
4.4.1    All Confidential Information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party” with respect to such Confidential Information) to the other Party (or its Representatives or Affiliates) (collectively, the “Receiving Party” with respect to such Confidential Information) shall be subject to and treated in accordance with the terms of this Section 4.4. As used in this Section 4.4, “Confidential Information” means, as to a Party (a) all information disclosed by such Party (or its Representatives or Affiliates) to the Receiving Party in connection with this Agreement or any Ancillary Agreement, including all information with respect to the Disclosing Party’s licensors, licensees or Affiliates, (b) all information disclosed to the Receiving Party by the Disclosing Party under the Confidentiality Agreement and (c) all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting the information in the preceding clause (a) or (b). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by competent written documentation:
(i)    was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;
(ii)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
(iii)    became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement or the Confidentiality Agreement;
(iv)    is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or
(v)    is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information of the Disclosing Party.
4.4.2    (a) All Confidential Information obtained by Seller (or its Affiliates or Representatives) from Buyer (or its Affiliates or Representatives) and (b) all Confidential Information to the extent relating solely to the Purchased Assets, the Transferred Products and the Assumed Liabilities ((a) and (b), collectively, the “Buyer Confidential Information”) shall be deemed to be Confidential Information disclosed by Buyer to Seller for purposes of this Section 4.4 and shall be used by Seller solely as required to (i) perform its obligations or exercise or enforce its rights under this Agreement (including Seller’s exercise of the rights retained pursuant to Section 2.1.3) or any Ancillary Agreement; (ii) operate the business of Seller and its Affiliates except as prohibited by the Non-Competition Agreement in substantially the form set forth in Exhibit E or (iii) comply with applicable Law (each of (i) through (iii), a “Seller

Permitted Purpose”), and for no other purpose. For a period of 10 years after the Effective Date, Seller shall not, and shall cause its Affiliates controlled by Seller not to, disclose, or permit the disclosure of, any of the Buyer Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with any Seller Permitted Purpose and then under terms of confidentiality substantially similar to the obligations of this Section 4.4 and Seller shall not, and shall cause its Affiliates controlled by Seller not to, use the Buyer Confidential Information except in connection with a Seller Permitted Purpose; provided, that with respect to any Buyer Confidential Information that is a Trade Secret, Seller shall, and shall cause its Affiliates and Representatives to, not disclose, or permit the disclosure of, such information for the period of time that it is considered a Trade Secret under the UTSA, other than in compliance with the Confidentiality Agreement or in accordance with Section 4.4.4. Seller shall treat, and shall cause its Affiliates and the Representatives of Seller or any of its Affiliates to treat, the Buyer Confidential Information as confidential, using the same degree of care as Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.
4.4.3    All Confidential Information obtained by Buyer (or its Affiliates or Representatives) from Seller (or its Affiliates or Representatives) other than the Buyer Confidential Information (the “Seller Confidential Information”) shall be used by Buyer solely as required to (a) perform its obligations or exercise or enforce its rights under this Agreement or any Ancillary Agreement, or (b) comply with applicable Law (each of (a) and (b), a “Buyer Permitted Purpose”), and for no other purpose. For a period of 10 years after the Effective Date, Buyer shall not, and shall cause its Affiliates controlled by Buyer not to, disclose, or permit the disclosure of, any of the Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with a Buyer Permitted Purpose and Buyer shall not use, or permit the use of, the Seller Confidential Information, except in connection with a Buyer Permitted Purpose; provided, that with respect to any Seller Confidential Information that is a Trade Secret, Buyer shall not disclose, or permit the disclosure of, such information for the period of time that it is considered a Trade Secret under the UTSA, other than in compliance with the Confidentiality Agreement or in accordance with Section 4.4.4. Buyer shall treat, and shall cause its Affiliates and the Representatives of Buyer or any of its Affiliates to treat, Seller Confidential Information as confidential, using the same degree of care as Buyer normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.
4.4.4    In the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party’s Confidential Information (i.e., Seller Confidential Information or Buyer Confidential Information, as applicable), it will notify the other Party in a timely manner so that such Party may seek a protective order or other appropriate remedy or, in such Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement. Each Party will cooperate, at the expense of the Party whose Confidential Information is being disclosed, in all reasonable respects in connection with any reasonable actions to be taken for the foregoing purpose. In any event, if a Party is required by applicable Law to disclose such Confidential Information, such Party may furnish only that portion of the Confidential Information which such Party is advised by counsel is legally required, and if confidential treatment is available such Party exercises reasonable efforts, at the expense of the Party whose Confidential Information is being disclosed, to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.
4.4.5    Nothing in this Section 4.4 shall be construed as preventing or in any way inhibiting either Party from complying with applicable Law governing activities and obligations undertaken pursuant to this Agreement or any Ancillary Agreement in any manner which it is so advised by counsel.
4.5    Buyer’s Diligence Obligations.
4.5.1    Commercialization of Initial Thyroid Product. Buyer shall and shall cause each of its Affiliates and its and their respective (sub)licensees, if any, to use its and their, as applicable, Commercially Reasonable Efforts to make the first Qualifying Sale of, or perform the first Qualifying Service using, a Laboratory Developed Test (LDT) directed towards thyroid cancer that assays for, or otherwise measures, at least the Molecular Markers (the “Initial Thyroid Product”) in the United States within three months after the Effective Date, and thereafter to continue to Exploit the Initial Thyroid Product in the United States during the Thyroid Royalty Term.
4.5.2    Launch of a Pancreas Royalty Product. Buyer shall and shall cause each of its Affiliates and its and their respective (sub)licensees, if any, to use its and their, as applicable, Commercially Reasonable Efforts to make the first Qualifying Sale of, or perform the first Qualifying Service using, a Pancreas Royalty Product in the United States no later than the date that is 18 months after the Effective Date, and thereafter to continue to Exploit a Pancreas Royalty Product in the United States during the Pancreas Royalty Term.
4.6    Records; Reports; Audit.
4.6.1    Records. Buyer shall maintain, or cause to be maintained, all records and documentation relating to its Exploitation of the Initial Thyroid Product and the Pancreas Royalty Products in sufficient detail for Seller to ascertain whether Buyer is in compliance with its obligations under Section 4.5. Buyer shall retain, or cause to be retained, such records and documentation until three years after the end of the period to which such books and records pertain. Seller shall have the right, during normal business hours and upon reasonable advance written notice, to inspect and copy any such records, all of which shall be considered Buyer Confidential Information.
4.6.2    Reports. Buyer shall promptly notify Seller in writing of the first Qualifying Sale of, or Qualifying Service using, each of the Initial Thyroid Product and a Pancreas Royalty Product. From time to time until the performance of the first Qualifying Service using a Pancreas Royalty Product, upon Seller’s reasonable request, Buyer shall provide a high-level report to Seller in form and substance reasonably acceptable to Seller of Buyer’s development or commercialization activities with respect to the Pancreas Royalty Products.
4.6.3    Meetings. If at any time Seller has a reasonable basis to believe that Buyer is in material breach of its obligations under Section 4.5, then Seller shall so notify Buyer in writing, specifying the basis for its belief, and, without limitation of any other right or remedy available to Seller hereunder, at Seller’s request, the Parties shall meet within 30 days after such notice to discuss in good faith Seller’s concerns and Buyer’s plans with respect to the Exploitation of the Royalty Products.
4.7    Buyer’s Regulatory Responsibilities. Subject to the terms of the Transition Services Agreement and except as required by a Party to comply with applicable Law or to exercise its rights and obligations hereunder or under any other Ancillary Agreement, Buyer shall have the sole right and responsibility for preparing, obtaining and maintaining all Regulatory Approvals necessary for the Royalty Products, and for conducting communications with Governmental Authorities for the Royalty Products.
4.8    Medical and Other Inquiries. Except to the extent otherwise provided in the Transition Services Agreement, Buyer or its designee (a) shall be responsible for, and shall handle and respond to, all customer complaints and inquiries (including medical and non-medical inquiries) related to the Royalty Products (provided, that Buyer shall consult and coordinate with Seller prior to communicating with any Regulatory Authority in connection with any customer complaints and reported defects with respect to the Transferred Products in relation to tests performed prior to the Effective Date or during the Term of the Transition Services Agreement), and (b) shall be responsible for, and shall conduct, all correspondence and communication with physicians and other health care professionals relating to the Royalty Products sold by Buyer after the Effective Date except as set forth in the Transition Services Agreement.
4.9    Wrong Pockets. For a period of up to six months after the Effective Date, if either Buyer or Seller becomes aware that any of the Purchased Assets has not been transferred to Buyer or that any of the Excluded Assets has been transferred to Buyer, it shall promptly notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, at the expense of the Party that is seeking the assets to be transferred to it and with any necessary prior Third Party consent or approval, to (a) Buyer, in the case of any Purchased Asset that was not transferred to Buyer at the Closing; or (b) Seller, in the case of any Excluded Asset that was transferred to Buyer at the Closing.
4.10    Certain Tax Matters.
4.10.1    Transfer Taxes and Apportioned Obligations.
(a)    All recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement and the Ancillary Agreements or the Transactions (collectively, “Transfer Taxes”) shall be paid 50% by Buyer and 50% by Seller at the due time for payment or such other time as is stipulated under applicable Law. The Seller and the Buyer shall cooperate in the timely preparation of all Tax Returns as may be required in connection therewith, and the Buyer, at its own expense, shall file, or cause to be filed, all such Tax Returns.
(b)    All personal property and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period that includes (but does not end on) the Effective Date (collectively, the “Apportioned Obligations”) shall be apportioned between

Seller and Buyer based on the number of days of such taxable period ending on the Effective Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days of such taxable period after the Effective Date (such portion of such taxable period, the “Post-Closing Tax Period”). Seller shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Post-Closing Tax Period.
(c)    Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law. In each case, the paying Party shall be entitled to reimbursement from the non-paying Party in order to effect the apportionment required by Sections 4.10.1(a) or 4.10.1(b), as applicable. Upon payment of any such Apportioned Obligation or Transfer Taxes, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement.
4.10.2    Cooperation and Exchange of Information. Each of Seller and Buyer shall (a) provide the other with such assistance as may reasonably be requested by the other in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to Liability for Taxes in connection with the Transferred Products or the Purchased Assets; (b) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination and (c) inform the other of any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.
4.10.3    Survival of Covenants. The covenants contained in this Section 4.10 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).
4.11    Non-Solicitation of Employees.     Commencing on the Effective Date and for a period of two years thereafter, neither Party shall, directly or indirectly, recruit or solicit for employment or consulting services any employee of the other Party or any of their respective Affiliates without the prior written consent of the other Party; provided that Buyer may solicit and hire any and all members of the sales team of Seller who were primarily involved in generating sales for any of the Transferred Products. For purposes of this Section, “recruit” and “solicit” shall be deemed not to include: (a) circumstances where an employee of a Party or any of its Affiliates initially contacts such Party or any of such Party’s Affiliates seeking employment; or (b) general solicitations of employment not specifically targeted at such employees.
4.12    Regulatory Classification. The Parties expressly recognize that FDA policies with respect to laboratory developed tests may change in the future. Other than with respect to the definition of “Commercially Reasonably Efforts” as set forth in Section 1.1.28, any future changes in FDA policy shall not affect the rights and obligations of the parties under this Agreement.
ARTICLE 5
INDEMNIFICATION
5.1    Indemnification.
5.1.1    Indemnification by Seller. Following the Closing, but subject to the provisions of this ARTICLE 5, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, and its and their respective officers, directors, employees and agents (collectively, “Buyer Indemnitees”) from and against any and all Losses incurred by any Buyer Indemnitee arising out of or related to:
(a)    any breach of any of the representations or warranties made by Seller in this Agreement or any Ancillary Agreement, other than any Ancillary Agreement that contains separate indemnification provisions;
(b)    any failure of Seller to perform or any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement or in any Ancillary Agreement;
(c)    any Excluded Liability;
(d)    all Taxes of Seller other than Apportioned Obligations for the Post-Closing Tax Period;
(e)    any failure of Seller to pay Transfer Taxes or Apportioned Obligations allocated to Seller under Section 4.10.1;
(f)    Section 6.11;
(g)    any claim listed on Schedule 5.1.1(g); or
(h)    any fees or commissions incurred or owed by Seller to any broker, finder, investment banker or financial advisor acting or who has acted on behalf of or based upon arrangements made by Seller in connection with the transactions contemplated by this Agreement.
5.1.2    Indemnification by Buyer. Following the Closing, but subject to the provisions of this ARTICLE 5, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, and its and their respective officers, directors, employees and agents (collectively, “Seller Indemnitees”) from and against any and all Losses incurred by any Seller Indemnitee arising out of or related to:
(a)    any breach of any of the representations or warranties made by Buyer in this Agreement or any Ancillary Agreement, other than any Ancillary Agreement that contains separate indemnification provisions;

(b)    any failure of Buyer to perform or any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement or in any Ancillary Agreement;
(c)    any Assumed Liability;
(d)    any failure of Buyer to pay Transfer Taxes or Apportioned Obligations allocated to Buyer under Section 4.10.1; or
(e)    any fees or commissions incurred or owed by Seller to any broker, finder, investment banker or financial advisor acting or who has acted on behalf of or based upon arrangements made by Buyer in connection with the transactions contemplated by this Agreement.
5.2    Claim Procedure.
5.2.1    Indemnification Claim Procedure. Except as provided in Section 5.2.2 with respect to Third Party claims, in the event of a claim made by a Buyer Indemnitee or a Seller Indemnitee (the “Indemnified Party”), the Indemnified Party shall give reasonably prompt written notice to the other Party (the “Indemnifying Party”), which notice (an “Indemnification Certificate”) shall: (a) state that the Indemnified Party has paid or properly accrued or in good faith anticipates that it will have to pay or accrue Losses that are subject to indemnification by the Indemnifying Party pursuant to Section 5.1.1 or Section 5.1.2, as applicable, and (b) specify in reasonable detail the facts and circumstances supporting the Indemnified Party’s claim for indemnification (to the extent known) and contain a non-binding preliminary, good faith estimate of the amount to which the Indemnified Party claims to be entitled (to the extent known); provided, that the failure to give reasonably prompt notice shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. In the event that the Indemnifying Party agrees to or is determined to have an obligation to indemnify or reimburse the Indemnified Party for Losses as provided in this ARTICLE 5 the Indemnifying Party shall, subject to the provisions of Section 5.2.2, promptly (but in any event, within 30 days of receipt of the Indemnification Certificate) pay such amount to the Indemnified Party by wire transfer of immediately available funds to the account specified in writing by the Indemnified Party. If the Indemnifying Party objects to all or a portion of the Indemnified Party’s claim made in the Indemnification Certificate, the Indemnifying Party will notify the Indemnified Party of such objection by delivering a written statement (the “Objection Notice”) to the Indemnifying Party within 30 days following receipt of the Indemnification Certificate. The Objection Notice shall indicate whether the Indemnifying Party objects to all or only a portion of the claim specified in the Indemnification Certificate and shall specify in reasonable detail the facts and circumstances supporting the Indemnifying Party’s basis and reasons for such objection. An Indemnifying Party’s failure to deliver an Objection Notice in accordance with the provisions of this Section 5.2.1 within such 30-day period to any claim set forth in an Indemnification Certificate shall be deemed to be the Indemnifying Party’s acceptance of, and waiver of any objections to, such claim and the Indemnifying Party shall be deemed to have agreed that an amount equal to the full claimed amount specified in the

Indemnification Certificate is owed to the Indemnified Party. If the Indemnifying Party in its Objection Notice objects only to a portion of the claim set forth in the Indemnification Certificate (the amount of Losses claimed in the Indemnification Certificate to which the Indemnifying Party does not object shall be referred to herein as the “Agreed Amount”), then such Indemnifying Party shall, within 10 Business Days following the delivery of such Objection Notice pay the Agreed Amount to the Indemnified Party. If an Indemnifying Party shall provide Objection Notice in accordance with the provisions of this Section 5.2.1, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of 20 days following the Indemnified Party’s receipt of the Objection Notice to agree upon the rights of the respective parties with respect to each of such claims. If no such agreement can be reached after such 20-day period of good faith negotiation, either the Indemnifying Party or the Indemnified Party may initiate Litigation for purposes of having the matter settled in accordance with the terms of this Agreement.
5.2.2    Third Party Claim Procedure. In the event an Indemnified Party becomes aware of a claim made by a Third Party (including any action or proceeding commenced or threatened to be commenced by any Third Party) that such Indemnified Party in good faith believes may result in an indemnification claim pursuant to Section 5.1 and such Indemnified Party intends to seek indemnity pursuant to this ARTICLE 5, such Indemnified Party shall promptly (and in any event within 10 Business Days after receiving written notice of such claim) notify the Indemnifying Party in writing of such claim (such notice, the “Claim Notice”). The Claim Notice shall be accompanied by reasonable supporting documentation submitted by the Third Party making such claim and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such claim and the amount of the claimed damages; provided, that no delay or failure on the part of the Indemnified Party in delivering a Claim Notice shall relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Within 30 days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the claim referred to therein at the Indemnifying Party’s sole cost and expense (which shall be subject to Section 5.3) with counsel reasonably satisfactory to the Indemnified Party; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such claim by a Third Party that (x) is asserted directly by or on behalf of a Person that is a customer of Buyer with respect to a Transferred Product or (y) seeks an injunction or other equitable relief against the Indemnified Party. If the Indemnifying Party does not so assume control of the defense of such claim, the Indemnified Party shall control the defense of such claim. The Party not controlling the defense of such claim (the “Non-Controlling Party”) may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of the defense of such claim and the Indemnifying Party and the Indemnified Party have conflicting interests that cannot be waived or different defenses available with respect to such claim that cause the Indemnified Party to hire its own separate counsel with respect to such proceeding, the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required shall be considered “Losses” for purposes of this Agreement. The Party controlling the defense of such claim (the “Controlling Party”) shall keep the Non-Controlling

Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise reasonably cooperate with and assist the Controlling Party in the defense of such claim as may be necessary. Neither the Indemnified Party nor the Indemnifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the consent of the Indemnified Party shall not be required with respect to any such settlement or judgment if the Indemnifying Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes no admission of liability by or other obligation on the part of the Indemnified Party and includes a complete release of the Indemnified Party from further Liability.
5.3    Limitations on Indemnification.
5.3.1    The provisions for indemnity under Section 5.1.1(a), Section 5.1.1(g) or Section 5.1.2(a) shall be effective only when the aggregate amount of all Losses for claims or series of related claims arising from the same facts and circumstances for which indemnification is sought from any Indemnifying Party exceeds the sum of $50,000 and 1.0% of any Milestone Payment, Royalty Payments and Sublicense Payments actually paid pursuant to Section 2.3.2, Section 2.3.3 and Section 2.3.4 (the “Deductible”), in which case the Indemnified Party shall be entitled to indemnification of the Indemnified Party’s Losses in excess of the Deductible; provided, that the foregoing limitation shall not be applicable for breaches of any Fundamental Rep.
5.3.2     In no event shall any Indemnifying Party have liability for indemnification under: (a) Section 5.1.1(a) or Section 5.1.2(a), as applicable, for any amount exceeding, in the aggregate, the sum of $500,000 and 10.0% of any Milestone Payment, Royalty Payments and Sublicense Payments actually paid pursuant to Section 2.3.2, Section 2.3.3 and Section 2.3.4 (the “Cap”); provided, that the foregoing limitation on indemnification described in this Section 5.3.2 shall not apply to breaches of any Fundamental Rep; or (b) under Section 5.1.1(g), in an amount in excess of $1,000,000.
5.3.3    The Indemnified Party shall take commercially reasonable steps to mitigate any Losses incurred by such party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder. The amount of Losses recovered by an Indemnified Party under Section 5.1.1 or Section 5.1.2, as applicable, shall be reduced by (a) any amounts actually recovered by the Indemnified Party from a Third Party in connection with such claim and (b) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim. If any amounts referenced in the preceding clauses (a) and (b) are received after payment by the Indemnifying Party of the full amount otherwise required to be paid to an Indemnified Party pursuant to this ARTICLE 5 the Indemnified Party shall repay to the Indemnifying Party, reasonably promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE 5 had such amounts been received prior to such payment.
5.3.4    If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 5.1.1 or Section 5.1.2 and the Indemnified Party could have recovered all or a part of such Losses from a Third Party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such Third Party as are necessary to permit the Indemnifying Party to recover from the Third Party the amount of such payment.
5.3.5    For purposes of this ARTICLE 5, the Losses associated with any inaccuracy in or breach of any representation or warranty shall be determined without regard to materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.
5.3.6    The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force and effect thereafter through and including the date that is 18 months after the Effective Date; provided, that the Fundamental Reps shall remain in full force and effect and shall survive indefinitely or, if applicable, until 60 days following the expiration of the applicable statute of limitations; provided, further, that if a Claim Notice or Indemnification Certificate relating to the breach of any representation or warranty is given to the Indemnifying Party on or prior to the date on which the applicable survival period described in this Section 5.3.5 expires, then, notwithstanding anything to the contrary contained in this Section 5.3.5, such Claim Notice or Indemnification Certificate, as applicable, shall not expire at the applicable expiration date, but rather shall remain in full force and effect until such time as the Claim Notice or the Indemnification Certificate has been fully and finally resolved.
5.3.7    Seller’s obligation under Section 5.1.1(g) shall expire on the date that is 24 months after the Effective Date; provided, that if a Claim Notice relating to Section 5.1.1(g) is given to Seller on or prior to such date, then, notwithstanding anything to the contrary contained in this Section 5.3.7, such Claim Notice shall not expire at the applicable expiration date, but rather shall remain in full force and effect until such time as the Claim Notice has been fully and finally resolved.
5.3.8    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF FRAUD, OTHER THAN THOSE PAID OR PAYABLE TO THIRD PARTIES, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE) CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH OR THEREWITH, OR RELATED HERETO OR THERETO, INCLUDING ANY SUCH DAMAGES THAT ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND

MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY; PROVIDED, THAT BUYER ACKNOWLEDGES AND AGREES THAT THE LOSS OF THE MILESTONE PAYMENT, ANY ROYALTY PAYMENTS OR ANY SUBLICENSE PAYMENTS SHALL BE DEEMED DIRECT DAMAGES AND SHALL NOT BE CONSIDERED CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES.
5.4    Tax Treatment of Indemnification Payments. All payments made pursuant to this ARTICLE 5 shall be treated as adjustments to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law.
5.5    Exclusive Remedy. Subject to Section 6.9, each Party acknowledges and agrees that, following the Closing, the remedies provided for in Section 4.2.4 and this ARTICLE 5 shall be the sole and exclusive remedies for claims and damages available to the Parties and their respective Affiliates arising out of or relating to this Agreement and the Transactions. Nothing herein shall limit the Liability of either Party for fraud.
5.6    Disclaimer. Buyer acknowledges and agrees that it and other Buyer Indemnitees shall have no claim or right to indemnification pursuant to this ARTICLE 5 (or otherwise) with respect to any information, documents, or materials furnished to or for Buyer by Seller or any of its Affiliates or any of their officers, directors, employees, agents or advisors, including any information, documents, or material made available to Buyer in any “data room,” management presentation, or any other form in connection with the Transactions; provided that the foregoing shall not be construed to limit in any way the express representations and warranties made by Seller in Section 3.1 or Buyer’s rights under this Agreement for the breach of any such representation and warranty.
ARTICLE 6
MISCELLANEOUS
6.1    Governing Law, Jurisdiction, Venue and Service.
6.1.1    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
6.1.2    Jurisdiction. Subject to Section 6.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.
6.1.3    Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
6.1.4    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
6.2    Notices.
6.2.1    Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days prior to such address taking effect in accordance with this Section 6.2. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered promptly thereafter.
6.2.2    Address for Notice.
If to Seller, to:
Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681 5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention:     Jack S. Bodner
John A. Hurvitz

If to Buyer, to:
Interpace Diagnostics, LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Facsimile: (862) 207-7810
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Facsimile: (215) 981-4750
Attention: Steven J. Abrams, Esq.
6.3    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under ARTICLE 5, they shall not be construed as conferring any rights on any other Persons.
6.4    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
6.5    Expenses. Except as otherwise specified herein or in any Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the Transactions. The Parties agree that the costs and expenses associated with obtaining the consent to assignment of the Exclusive License Agreement with Ohio State University shall be borne equally by Buyer and Seller; provided, that any costs and expenses associated with any amendment of such Exclusive License Agreement shall be borne solely by Buyer.
6.6    Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates, which assignment or delegation shall not relieve the assigning Party of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
6.7    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
6.8    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
6.9    Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
6.10    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
6.11    Bulk Sales Statutes. Buyer hereby waives compliance by Seller with any applicable bulk sales statutes in any jurisdiction in connection with the Transactions; provided that Seller shall indemnify and hold harmless Buyer from any Loss suffered by Buyer as a result of such waiver.
6.12    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.
6.13    Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Disclosure Schedules, the Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the Transactions, contain the entire agreement between the Parties with respect to the Transactions and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
ASURAGEN, INC.
By:
Name:
Title:
INTERPACE DIAGNOSTICS, LLC
By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

Bill of Sale and
Assignment and Assumption Agreement

This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”) is made as of this August 13, 2014, by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”); and
WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell, transfer, convey, assign and deliver the Purchased Assets and transfer the Assumed Liabilities to Buyer, and Buyer has agreed to purchase and accept the Purchased Assets and assume the Assumed Liabilities from Seller.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
Definitions. Unless otherwise specifically provided herein, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.
Conveyance and Acceptance. In accordance with the provisions of the Asset Purchase Agreement, Seller hereby forever and irrevocably sells, transfers, conveys, assigns and delivers to Buyer, and its successors and assigns, all of Seller’s right, title and interest in and to the Purchased Assets, and Buyer hereby purchases and accepts the Purchased Assets, in each case, free and clear of any Encumbrances other than Permitted Encumbrances.

3.
Excluded Assets.    Seller retains all of its right, title and interest in and to the Excluded Assets, and the Excluded Assets shall be excluded from the sale, transfer, conveyance, assignment and delivery to Buyer hereunder.

4.	Assumption of Assumed Liabilities. Seller hereby assigns to Buyer the Assumed Liabilities and Buyer hereby unconditionally assumes and agrees to pay and discharge when due the Assumed Liabilities.

5.
Excluded Liabilities.    Buyer does not assume any Liabilities of Seller except for the Assumed Liabilities as expressly provided for in the Asset Purchase Agreement, and Seller retains and remains responsible for paying, performing and discharging, when due, all of the Excluded Liabilities.

6.
Further Actions. Each of Seller and Buyer covenant and agree to execute and deliver after the date hereof any other instrument which may be requested by Buyer and which is reasonably appropriate to perfect or evidence the sale, transfer, conveyance, assignment and delivery of the Purchased Assets, hereby made, to take all steps reasonably necessary to establish the record of Buyer’s title to the Purchased Assets, and to take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Purchased Assets.

7.
Asset Purchase Agreement Controls. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Buyer or Seller set forth in the Asset Purchase Agreement. This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement. Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement.

8.Miscellaneous.

(a)
Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)	Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

(c)
Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

(d)
Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable; (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

(e)
Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed as of the date first written above.

Asuragen, Inc. By: Name: Title:
Interpace Diagnostics, LLC By: Name: Title:

LICENSE AGREEMENT

By and between

Asuragen, Inc.

and

Interpace Diagnostics, LLC

Dated as of August 13, 2014

ARTICLE 1	DEFINITIONS 1

ARTICLE 2	GRANT OF RIGHTS 3

2.1	Grants to Buyer. 3

2.2	Retention of Rights. 3

2.3	Sublicenses. 3

2.4	No Implied Rights. 4

2.5	Acknowledgement Relating to CPRIT Agreement. 4

ARTICLE 3	PAYMENT AND RECORDS 4

3.1	Royalty. 4

3.2	Royalty Payments. 4

3.3	Reporting Requirements 4

3.4	Records; Audits. 5

ARTICLE 4	LICENSED PATENTS 5

ARTICLE 5	CONFIDENTIALITY AND NON-DISCLOSURE 5

ARTICLE 6	DISCLAIMER OF WARRANTIES 6

ARTICLE 7	TERM AND TERMINATION 6

7.1	Term. 6

7.2	Termination for Material Breach. 6

7.3	Mutual Agreement. 6

7.4	Consequences of Termination. 6

ARTICLE 8	MISCELLANEOUS 7

8.1	Notice of Certain CPRIT Matters. 7

8.2	Governing Law. 7

8.3	CPRIT Dispute Resolution. 7

8.4	Notices. 7

8.5	No Benefit to Third Parties. 8

8.6	Waiver and Non-Exclusion of Remedies. 9

8.7	Expenses 9

8.8	Assignment. 9

8.9	Amendment. 9

8.10	Independent Contractors. 9

8.11	Severability. 9

8.12	Equitable Relief. 10

8.13	English Language. 10

8.14	Counterparts. 10

8.15	Entire Agreement. 10

8.16	Construction. 10

SCHEDULES

Schedule 1.13        Licensed Patents
Exhibit A        Form of Annual Commercialization Report

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made and entered into effective as of August 13, 2014 (the “Effective Date”) by and between Asuragen, Inc., a corporation organized and existing under the laws of the State of Delaware (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred herein individually as a “Party” and collectively as the “Parties.”

RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of August 13, 2014 (the “Asset Purchase Agreement”), pursuant to which Buyer is purchasing from Seller certain assets related to the Transferred Products (as defined in the Asset Purchase Agreement);
WHEREAS, Seller and the Cancer Prevention and Research Institute of Texas (“CPRIT”) are parties to that certain research grant agreement between CPRIT and Seller, dated June 1, 2012 (“CPRIT Agreement”) pursuant to which CPRIT has provided certain funding assistance to Seller in order to enable Seller to carry out certain research with respect to next generation sequencing of DNA; and
WHEREAS, in connection with the Transactions (as defined in the Asset Purchase Agreement), Seller is required to grant a license to Buyer, and Buyer is required to take a license, under certain intellectual property developed by Seller pursuant to the CPRIT Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the meanings set forth in this Article 1 and capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.
1.“Agreement” has the meaning set forth in the preamble hereto.
2.“Asset Purchase Agreement” has the meaning set forth in the recitals hereto.
3.“Breaching Party” has the meaning set forth in Section 7.2.
4.“Buyer” has the meaning set forth in the preamble hereto.
5.“Commercial Product” means anything that incorporates, is based on, utilizes or is developed from Project Results and is created by human or mechanical effort or by a natural process and that is capable of being sold, licensed, transferred or conveyed to another party or is capable of otherwise being Exploited or disposed of, whether in exchange for consideration or not, including without limitation any drug, chemical or biological compound, gene, nucleic acid or nucleic acid sequence, gene therapy, plant, machine, mechanical device, hardware, tool or computer program.
6.“Commercial Services” means any service performed that incorporates, is based on, utilizes or is developed from Project Results.
7. “CPRIT” has the meaning set forth in the recitals.
8.“CPRIT Agreement” has the meaning set forth in the recitals.
9.“CPRIT Agreement Effective Date” means June 1, 2012.
10.“Effective Date” has the meaning set forth in the preamble hereto.

11.“Exploit” means to make, have made, use, sell, offer to sell, import, export or otherwise dispose of, practice, copy, distribute, create derivative works of, publicly perform or publicly display.
12.“Invoiced Sales” has the meaning set forth in the definition of Net Sales.
13.“Licensed Patents” means those Patent Rights included within the Project Results that are owned by Seller or any of its Affiliates as of the Effective Date and that are set forth on Schedule 1.13.
14.“Net Sales” means the gross amount invoiced for Commercial Products and Commercial Services by Buyer, its Affiliates, and Sublicensees to Third Parties (“Invoiced Sales”), less deductions for: (a) trade, quantity or cash discounts, allowances and rebates (including, without limitation, promotional or similar allowances) actually allowed or given; (b) freight, postage, shipping, insurance and transportation expenses and similar charges (in each instance, if separately identified in such invoice); (c) credits or refunds actually allowed for rejections, defects or recalls of such Commercial Products, outdated or returned Commercial Products, or because of rebates or retroactive price reductions; (d) sales, value-added, excise taxes, tariffs and duties, and other taxes directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale) and (e) allowances or credits to third parties for returns, including allowances for uncollectable amounts and for the difference between the dollar amount invoiced by Buyer, its Affiliates, and Sublicensees for Invoiced Sales and the amount actually collected for Invoiced Sales.
15.“Notice” has the meaning set forth in Section 8.4.1.
16.“Notice Period” has the meaning set forth in Section 7.2.
17.“Party” and “Parties” each has the meaning set forth in the preamble hereto.
18.“Project Results” has the meaning set forth in the CPRIT Agreement.
19.“Seller” has the meaning set forth in the preamble hereto.
20.“Sublicensee” means a Third Party that is granted a sublicense by Buyer under the grant in Section 2.1, as provided in Section 2.3.
21.“Term” has the meaning set forth in Section 7.1.

ARTICLE 2
GRANT OF RIGHTS
2.1    Grants to Buyer. Subject to Sections 2.2 and 2.5, Seller (on behalf of itself and its Affiliates), hereby grants to Buyer and its Affiliates an exclusive (even as to Seller and its Affiliates), non-transferable (except as provided in Section 8.8), perpetual (except as provided in Section 7.4), royalty-bearing license, with the right to grant sublicenses in accordance with Section 2.3, under the Project Results to Exploit Commercial Products as diagnostic devices and perform Commercial Services with respect thereto, in each case, directed solely to thyroid cancer.

2.2    Retention of Rights. Notwithstanding anything to the contrary in this Agreement, Seller retains, on behalf of itself and its Affiliates all right, title and interest in and to the Project Results, in each case, (a) as may be necessary or useful to perform its obligations under the Transition Services Agreement, (b) for purposes of publications or presentations, but, for clarity, not to Exploit any Transferred Product; (c) to provide services in the ordinary course of business other than in relation to the performance of diagnostic services directed to thyroid cancer in a laboratory certified under CLIA; and (d) to provide services in connection with any Contract included in the Excluded Assets. Without limiting the foregoing, Buyer acknowledges and agrees that under the CPRIT Agreement Seller has granted CPRIT a non-exclusive, irrevocable, perpetual, royalty-free, worldwide license under the Institute-Funded IPR (as defined in the CPRIT Agreement) to Exploit all Project Results (including material embodiments thereof) for or on behalf of CPRIT and other governmental entities and agencies of the State of Texas for education, research and other non-commercial purposes only. Except as expressly granted herein or in the Asset Purchase Agreement or any other Ancillary Agreement, Seller grants no other right or license to any assets or rights, including intellectual property rights, of Seller and its Affiliates.

2.3    Sublicenses. Subject to Section 2.5, Buyer shall have the right to grant sublicenses under the license granted in Section 2.1 through multiple tiers of Sublicensees; provided that Buyer shall (a) remain jointly and severally liable for the performance or non-performance of any such Sublicensee, and (b) provide to Seller a written notice setting forth in reasonable detail the nature of such sublicense and the identity of the Sublicensee, which written notice shall include a copy of any such sublicense agreement; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of either Party’s obligations or benefits under this Agreement. Buyer hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve Buyer of its obligations under this Agreement, except to the extent such obligations are performed by such Sublicensee. A copy of any sublicense agreement executed by Buyer pursuant to this Section 2.3 (with financial terms redacted) shall be provided to Seller within 14 days after its execution by the parties thereto.
2.4    No Implied Rights. For the avoidance of doubt, Buyer and its Affiliates, licensees, Sublicensees and distributors shall have no right, express or implied, with respect to the Project Results, except as expressly provided in Section 2.1, or any other intellectual property rights of Seller or any of its Affiliates.
2.5    Acknowledgement Relating to CPRIT Agreement. Buyer acknowledges and agrees that (a) this Agreement is subject to CPRIT’s licenses, interests and other rights under the CPRIT Agreement and (b) to the extent that there is a conflict between the terms of this Agreement and the terms of the CPRIT Agreement, the terms of the CPRIT Agreement shall prevail.

ARTICLE 3
PAYMENT AND RECORDS
3.1    Royalty.
1.Buyer shall pay directly to CPRIT a royalty at the rate of 5% of Net Sales of the Commercial Products and the Commercial Services by Buyer, its Affiliates and Sublicensees; provided that (a) Buyer may reduce the royalty payable to CPRIT under this Section 3.1.1 on a dollar-for-dollar basis for each dollar that Buyer pays to a Third Party as royalties on the sale of Commercial Products or Commercials Services down to a floor of 1.5% of Net Sales and (b) royalties payable to CPRIT under this Section 3.1.1 shall be automatically and at the same time be reduced in the same proportion as there is any royalty reduction under Section D4.01 of the CPRIT Agreement.

2.Seller shall promptly inform Buyer of any adjustment in the royalty rates payable to CPRIT under the CPRIT Agreement.

3.2    Royalty Payments. All royalty payments owed by Buyer to CPRIT pursuant to Section 3.1 shall be made to CPRIT, and are payable on or before the 30th day following the end of the calendar quarter with respect to which such royalties relate.

3.3    Reporting Requirements. Each payment of royalties due to CPRIT pursuant to this ARTICLE 3 shall be accompanied by a statement specifying: (a) that the payment relates to grant number CP120017 under the CPRIT Agreement; (b) the fact that such payments relate to this Agreement; (c) the quantity of all sales of the Commercial Products and the Commercial Services by Buyer, its Affiliates and Sublicensees since the last payment; (d) the amount of Net Sales of the Commercial Products and the Commercial Services with respect to such sales identified in clause (c) above during the relevant period; and (d) a calculation of the amount of royalty due to CPRIT. In addition to the foregoing, Buyer shall provide to CPRIT, within 60 days of each anniversary of the CPRIT Agreement Effective Date, all information relating to the commercialization of the Commercial Products and the Commercial Services by or on behalf of Buyer, its Affiliates and Sublicensees substantially in the form of Exhibit A.

3.4    Records; Audits.

3.4.1 Buyer shall keep complete and accurate sales and commercialization-related records with respect to its or its Affiliates’ or Sublicensees’ sales of Commercial Products and performance of Commercial Services until the fourth anniversary of the date of the payment of the last royalty payment owed to CPRIT under this Agreement, in sufficient detail to permit CPRIT and Seller to confirm the accuracy of the statements delivered to CPRIT under Section 3.3 and the calculation of the royalties owed to CPRIT under this Agreement.
3.4.2 Upon at least 15 days’ advance written notice, Buyer shall permit CPRIT or Seller or its or their representatives or agents, at CPRIT’s or Seller’s expense, as applicable, to examine Buyer’s records pursuant to Section 3.4.1 during regular business hours for the purpose of and to the extent necessary to verify Buyer’s compliance with this ARTICLE 3. The rights of CPRIT and Seller under this Section 3.4.2 shall terminate on the fourth anniversary of the date of the payment of the last royalty payment owed to CPRIT under this Agreement. In the event that any such examination reveals an underpayment to CPRIT of greater than 5% of the amounts previously paid by Buyer to CPRIT, then Buyer shall reimburse CPRIT or Seller, as applicable, for the cost of such examination.

ARTICLE 4
LICENSED PATENTS
As between the Parties, (a) Seller shall have the sole and exclusive right, but not the obligation, to prosecute, maintain, and defend the Licensed Patents, at its sole cost and expense and (b) Seller shall have the first right, but not the obligation, to enforce the Licensed Patents, at its sole cost and expense and with the sole right to retain any recoveries with respect thereto; provided, that without limiting Seller’s rights under this clause (b), Seller shall consult with Buyer with respect to any enforcement of the Licensed Patents in the field of the diagnosis of thyroid cancer or pancreatic cancer and provided, further, that if Seller does not take commercially reasonably steps to enforce any of the Licensed Patents against an alleged infringer in the field of the diagnosis of thyroid cancer or pancreatic cancer and Buyer wishes to enforce any such Licensed Patent in the field of the diagnosis of thyroid cancer or pancreatic cancer, then Buyer shall so notify Seller and upon Seller’s written consent (such consent not to be unreasonably withheld), Buyer may enforce such Licensed Patent in such field at its sole cost and expense and Seller shall, at Buyer’s costs and expense, join such action as a party plaintiff if necessary to sustain jurisdiction or standing.

5    CONFIDENTIALITY AND NON-DISCLOSURE
The rights and obligations of the Parties with respect to Confidential Information hereunder shall be governed by the terms of Section 4.4 of the Asset Purchase Agreement.
6    DISCLAIMER OF WARRANTIES
BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, SELLER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED RELATED TO THE Project Results OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, BUYER IS LICENSING THE RIGHTS HEREUNDER ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY OF QUALITY, THE FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF THE ASSETS, AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER.
ARTICLE 7
TERM AND TERMINATION
7.1    Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with this ARTICLE 7 (such period, the “Term”).

7.2    Termination for Material Breach. In the event that either Party (the “Breaching Party”) breaches any of its material obligations under this Agreement, the other Party may terminate this Agreement upon 30 days’ prior written notice (such 30-day period, the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination of this Agreement shall not become effective at the end of the Notice Period if the Breaching Party cures such breach during the Notice Period. With respect to a breach of any of Buyer’s material obligations under this Agreement that would permit Seller to terminate this Agreement pursuant to this Section 7.2, CPRIT shall have the right to enforce this provision directly and terminate this Agreement pursuant to the terms of this Section 7.2.

7.3    Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of Buyer and Seller at any time.

7.4    Consequences of Termination.
7.4.1 Termination of Agreement. Upon the termination of this Agreement pursuant to Section 7.2 or 7.3, all of the licenses granted by Seller to Buyer under ARTICLE 2, and any sublicenses related thereto entered into by Buyer as permitted hereunder, shall terminate in their entirety.
7.4.2 Accrued Rights. The termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination. Such termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.
7.4.3 Survival. Without limiting the foregoing, Sections 2.2, 2.4, 2.5, 3.4, this Section 7.4 and ARTICLE 5, ARTICLE 6, and ARTICLE 8 shall survive the termination of this Agreement for any reason.

ARTICLE 8
MISCELLANEOUS
8.1    Notice of Certain CPRIT Matters. Seller shall promptly provide Buyer with all copies in respect of matters under Part 5 of Attachment D to the CPRIT Agreement and any and all communications concerning allegations that Seller has or remains in breach of the CPRIT Agreement and any responses thereto. If Seller is required to transfer or exclusively license to CPRIT its rights in and to any of the Project Results pursuant to the terms of the CPRIT Agreement, then Seller shall cause CPRIT to grant Buyer a direct, exclusive (even as to CPRIT), royalty-bearing license, with the right to grant sublicenses through multiple tiers, under the applicable Project Results to exploit Commercial Products as diagnostic devices and perform Commercial Services with respect thereto, in each case, directed solely to thyroid cancer on the same financial terms as are set forth in the CPRIT Agreement.

8.2    Governing Law. This Agreement shall be construed and all disputes shall be considered in accordance with the laws of the State of Texas, without regard to its principles governing the conflict of laws.

8.3    CPRIT Dispute Resolution. Except as expressly set forth herein and subject to Section 8.12, any Dispute arising hereunder between CPRIT and Buyer shall be resolved in accordance with the procedures set forth in Sections 9.16 and 9.17 of the CPRIT Agreement.

8.4    Notices.
8.4.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 8.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days’ prior to such address taking effect in accordance with this Section 8.4. Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service or confirmed that it was received by facsimile (with receipt confirmed by telephone or email). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.
8.4.2 Address for Notice.
If to Seller, to:
Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681-5201

Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention: Jack S. Bodner
John A. Hurvitz

If to Buyer, to:
Interpace Diagnostics LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Fax: 862-207-7810
with a copy (which shall not constitute notice) to:
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Steven J. Abrams
Fax: 215-981-4750
8.5    No Benefit to Third Parties.
8.5.1 This Agreement is intended, and shall be construed, to confer rights and remedies on CPRIT as a third party beneficiary with respect to all rights and remedies afforded to CPRIT hereunder. CPRIT shall have the right to enforce any and all such rights and remedies directly.

8.5.2 Except as set forth in Section 8.5.1 with respect to CPRIT, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

8.6    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable law or otherwise available except as expressly set forth herein.

8.7    Expenses. Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

8.8    Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, that either Party may assign or delegate any or all of its rights or obligations hereunder to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

8.9    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

8.10    Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, the Parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to constitute the Parties as partners, joint venturers, or participants in a joint enterprise or undertaking, or to constitute either of the Parties as the agent of the other Party for any purpose whatsoever. Neither Party shall bind, or attempt to bind, the other Party to any contract or the performance of any other obligation, or represent to any Third Party that it is authorized to enter into any contract or binding obligation on behalf of the other Party.

8.11    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

8.12    Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

8.13    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

8.14    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

8.15    Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

8.16    Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.

[Signature page follows]

[Signature Page to CPRIT License Agreement]
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Asuragen, Inc.    Interpace Diagnostics, LLC
By:______________________________        By:
Name: ___________________________    Name: ________________________
Title: ____________________________    Title: _________________________

Schedule 1.13
Licensed Patents

Asuragen Ref.	App. No. Patent No.	Filing Date Issue Date	Title	Country
10256.6011-00000	62/003,450 NA	05/27/2014 NA	Compositions, Methods, and uses related to NTRK2-TERT Fusions	US Provisional

Exhibit A
Form of Annual Commercialization Report

Licensee_____________________
Period_______________________

1.	Product and Services Commercialization (complete for each product and service/reporting period)

a.	Date of first sale

b.	Reporting period (from and to)

c.	Total number of tests reported in the period

d.	Total amount billed

e.	Total reimbursement

f.	Total CPRIT royalty due

2.	Commercialization Plan: Address the following items:

a.
Describe commercialization efforts in the current period and/or planned for future periods to market and expand adoption of the test.  Please indicate any change in sales force, territories, or other new initiatives undertaken or planned.

b.	Describe any changes in competition, medical practice, or reimbursement that have affected or may affect the market for the test.

c.	Describe any operational issues that may affect the performance or marketing of the test.

GUARANTY
of
PDI, INC.
This Guaranty, dated as of August 13, 2014 (this “Guaranty”), is made by PDI, Inc., a Delaware corporation (“Guarantor”), in favor of Asuragen, Inc., a Delaware corporation (“Asuragen”). Capitalized terms not defined in this Guaranty shall have the meanings given to them in the Asset Purchase Agreement.
1.Guaranty. Guarantor hereby irrevocably (a) guarantees, as primary obligor and not merely as surety, the full and prompt payment of any and all monetary obligations and damages and the due and prompt performance of all covenants, agreements, obligations and liabilities for which Interpace Diagnostics, LLC (“Interpace”), a wholly-owned subsidiary of Guarantor, is or becomes liable to Asuragen, under or in connection with a certain Asset Purchase Agreement, dated August 13, 2014 (the “Asset Purchase Agreement”) and the Ancillary Agreements by and between Interpace and Asuragen (collectively, the “Obligations”) and (b) agrees to pay any and all reasonable expenses (including reasonable legal expenses and reasonable attorneys’ fees) incurred by Asuragen in successfully enforcing any rights under this Guaranty.

2.Unconditional Guaranty. Subject to Section 4 of this Guaranty, the obligation of Guarantor under this Guaranty shall be primary, direct, immediate, unconditional and absolute and, without limiting the generality of the foregoing, shall in no way be released, discharged or otherwise affected by:
a.any extension of time for the payment of the Obligations, modification or amendment of the terms of the Asset Purchase Agreement or any Ancillary Agreement or any forebearance as to time or performance or failure by Asuragen to proceed promptly with respect to the Obligations or this Guaranty; or
b.any change in the corporate existence, structure or ownership of Interpace or Guarantor, or any insolvency, bankruptcy, reorganization, dissolution, liquidation, arrangement, assignment for the benefit of creditors or other similar proceeding against Interpace or its assets or any resulting release or discharge of any of the Obligations.

3.Waiver. Guarantor hereby unconditionally and irrevocably waives:
a.diligence, presentment, demand for payment or performance, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever relating to the Obligations or the requirement that Asuragen proceed first against Guarantor’s Affiliates, or any other Person to collect payment or enforce performance of the Obligations or otherwise exhaust any right, power or remedy under the Asset Purchase Agreement, any Ancillary Agreement or any other agreement giving rise to any such Obligations to collect payment or enforce performance of the Obligations before proceeding hereunder; and
b.all suretyship defenses including all defenses based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

4.Interpace Rights and Defenses. Notwithstanding anything to the contrary in Section 2 of this Guaranty, Guarantor may assert against Asuragen any rights and defenses to the Obligations that Interpace would be entitled to assert against Asuragen in any action brought by Asuragen against Interpace in respect of the Obligations.

5.Action Against Guarantor. In the event of a default by Interpace under the Asset Purchase Agreement or any Ancillary Agreement, Asuragen shall have the right to proceed immediately thereafter against Guarantor for payment or performance, as applicable, of the Obligations without being required to make any demand upon, bring any proceeding, exhaust any remedies against or take any other action of any kind against Interpace. Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand of payment, protest and notice and any right or claim of right to cause a marshaling of the assets of Interpace.

6.Subrogation. Guarantor shall not exercise any rights against Asuragen or its Affiliates or Interpace which Guarantor may acquire by way of subrogation, reimbursement, exoneration, contribution, indemnity, applicable law or otherwise, by any payment made under this Guaranty until all of the Obligations shall have been paid in full and until the earlier of one (1) year after payment in full or the period during which any payment by Interpace or Guarantor is or may be subject to avoidance or refund under any applicable bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other law relating to the relief of debtors of any jurisdiction shall have expired.

7.Representations and Warranties. Guarantor represents and warrants to Asuragen that:
a.Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, has all corporate powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted;
b.the execution, delivery and performance by Guarantor of this Guaranty and the transactions contemplated by this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a material default under, any provision of applicable law or regulation or of its organization and other constitutive documents or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any lien or other encumbrance on any of its assets;
c.the execution and delivery of the Asset Purchase Agreement and the Ancillary Agreements is, and the consummation of the Transactions will be, of direct interest, benefit and advantage to Guarantor; and
d.this Guaranty constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

8.Reinstatement of Guarantor’s Obligations. If at any time any payment of any of the Obligations is rescinded or is otherwise required by applicable law to be returned by Asuragen upon the insolvency, bankruptcy, reorganization, dissolution, liquidation, arrangement, assignment for the benefit of creditors or other similar proceeding of Interpace, or otherwise, then Guarantor’s obligations under this Guaranty with respect to such payment shall be reinstated as though such payment had been due but not been made.

9.Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Guaranty (each, a “Notice”) shall be in writing, shall refer specifically to this Guaranty and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the parties at their respective addresses specified below or to such other address as the party to whom notice is to be given may have provided to the other party at least 10 days prior to such address taking effect in accordance with this Section 8. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following business day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered promptly thereafter.

Address for Notice.
If to Asuragen, Inc., to:
Asuragen, Inc.
2510 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681-5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
1201 Pennsylvania Avenue, N.W.
Washington, DC 20004
Facsimile: (212) 841-1010
Attention: Jack S. Bodner and John A. Hurvitz

If to PDI, Inc., to:
PDI, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Facsimile: (862) 207-7810
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Facsimile: (215) 981-4750
Attention: Steven J. Abrams, Esq.
10.Remedy. Guarantor acknowledges and agrees that the rights of Asuragen under this Guaranty are of a specialized and unique character and that immediate and irreparable damage will result to Asuragen if Guarantor fails to or refuses to perform its obligations under this Guaranty and, notwithstanding any election by Asuragen to claim damages from Guarantor as a result of any such failure or refusal, Asuragen is, in addition to any other remedies and damages available, entitled to injunctive or other equitable relief (including specific performance) in a court of competent jurisdiction to restrain any such failure or refusal, and Guarantor hereby waives any requirement for Asuragen to post any bond or other security. No single exercise of the foregoing remedy shall be deemed to exhaust Asuragen’s right to such remedy, but the right to such remedy shall continue undiminished and may be exercised from time to time as often as Asuragen may elect.

11.Severability. If any court holds that any provisions of this Guaranty as applied to any part or to any circumstances is invalid or unenforceable, such holding shall in no way affect any other provision of this Guaranty, the application of such provision in any other circumstances or jurisdictions or the validity or enforceability of this Guaranty. Asuragen and Guarantor intend this Guaranty to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the scope or duration thereof or the area covered thereby, Asuragen and Guarantor agree that the court making such determination shall have the power to reduce the scope, duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.

12.No Benefit to Third Parties. The covenants and agreements set forth in this Guaranty are for the sole benefit of the Asuragen and Guarantor and their respective successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.

13.Amendment. This Guaranty may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both parties.

14.Waiver. Any term or condition of this Guaranty may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

15.Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Guaranty are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Guaranty or the intent of any provision contained in this Guaranty. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Guaranty shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either party. Unless otherwise specified or where the context otherwise requires, (a) references in this Guaranty to any Section are references to such Section of this Guaranty; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty; (d) references to a person are also to its permitted successors and assigns; (e) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; and (f) references to any agreement, instrument or other document in this Guaranty refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

16.Governing Law. This Guaranty shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Guaranty to the substantive law of another jurisdiction.

17.Entire Agreement. This Guaranty is a final expression of Guarantor’s agreement to guarantee the Obligations and is a complete and exclusive statement of the terms of such agreement, superseding all other agreements, discussions or understandings with respect to Guarantor’s guarantee of the Obligations.

18.Unsecured and Unsubordinated Obligations. This Guaranty is unsecured and ranks pari passu with all other unsecured and unsubordinated obligations of Guarantor.
[signature page follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed this 13th day of August, 2014.
PDI, INC.

By:
Name: _________________________________
Title: __________________________________

LICENSE AGREEMENT

by and between

Asuragen, Inc.

and

Interpace Diagnostics, LLC

Dated as of August 13, 2014

ARTICLE 1	DEFINITIONS 1

ARTICLE 2	GRANT OF RIGHTS 3

2.1	Grants to Buyer. 3

2.2	Retention of Rights. 4

2.3	Sublicenses. 4

2.4	No Implied Rights. 4

ARTICLE 3	LICENSED PATENTS 5

ARTICLE 4	CONFIDENTIALITY AND NON-DISCLOSURE 5

ARTICLE 5	DISCLAIMER OF WARRANTIES 5

ARTICLE 6	TERM AND TERMINATION 6

6.1	Term. 6

6.2	Mutual Agreement. 6

6.3	Patent Challenge. 6

6.4	No Termination for Material Breach. 6

6.5	Consequences of Termination. 6

ARTICLE 7	MISCELLANEOUS 6

7.1	Governing Law, Jurisdiction, Venue and Service. 6

7.2	Notices. 7

7.3	No Benefit to Third Parties. 8

7.4	Waiver and Non-Exclusion of Remedies. 8

7.5	Expenses 9

7.6	Assignment. 9

7.7	Amendment. 9

7.8	Further Assurance 9

7.9	Independent Contractors. 9

7.10	Severability. 9

7.11	Equitable Relief. 10

7.12	English Language. 10

7.13	Counterparts. 10

7.14	Entire Agreement. 10

7.15	Construction. 10

SCHEDULES

Schedule 1.7        Licensed microRNA Classifier Patents
Schedule 1.8        Licensed mir-21 Patents
Schedule 1.9        Licensed Pancreas microRNA Classifier Know-How
Schedule 1.11        Licensed Thyroid microRNA Classifier Know-How
Schedule 1.12        Licensed Thyroid Test Know-How
Schedule 2.1        Third Party Agreements

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made and entered into effective as of August 13, 2014 (the “Effective Date”) by and between Asuragen, Inc., a corporation organized and existing under the laws of the State of Delaware (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of August 13, 2014 (the “Asset Purchase Agreement”), pursuant to which Buyer is purchasing from Seller certain assets related to the Transferred Products (as defined in the Asset Purchase Agreement); and
WHEREAS, in connection with the Transactions (as defined in the Asset Purchase Agreement), Seller is required to grant a license to Buyer, and Buyer is required to take a license, under certain intellectual property owned by Seller.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the meanings set forth in this Article 1 and capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.
1.1 “Agreement” has the meaning set forth in the preamble hereto.

1.2 “ASRs” means Analyte Specific Reagents as defined in 21 C.F.R. §864.4020 that are regulated by the FDA and manufactured in accordance with the FDA’s good manufacturing practices and quality system regulations.

1.3 “Asset Purchase Agreement” has the meaning set forth in the recitals hereto.

1.4 “Buyer” has the meaning set forth in the preamble hereto.

1.5 “Effective Date” has the meaning set forth in the preamble hereto.

1.6 “Licensed Know-How” means the Licensed Pancreas microRNA Classifier Know-How, the Licensed Thyroid microRNA Classifier Know-How and the Licensed Thyroid Test Know-How.

1.7 “Licensed microRNA Classifier Patents” means those Patents that are owned by Seller as of the Effective Date that are set forth on Schedule 1.7.

1.8 “Licensed mir-21 Patents” means those Patents that are owned by Seller as of the Effective Date that are set forth on Schedule 1.8.

1.9 “Licensed Pancreas microRNA Classifier Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.9.

1.10 “Licensed Patents” means the Licensed microRNA Classifier Patents and the Licensed mir-21 Patents.

1.11 “Licensed Thyroid microRNA Classifier Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.11.

1.12 “Licensed Thyroid Test Know-How” means the protocols, data and data packages that are owned by Seller as of the Effective Date that are set forth on Schedule 1.12.

1.13 “Notice” has the meaning set forth in Section 7.2.1.

1.14 “Party” and “Parties” each has the meaning set forth in the preamble hereto.

1.15 “Reagents” means (a) reagents that are awaiting FDA review for clearance or approval pursuant to a valid and pending 510(k) or PMA application or are the subject of an FDA approved Investigational Device Exemption (“IDE”) application, in each case that has been submitted to the FDA in accordance with the FFDCA, or (b) reagents that are the subject of preclinical studies undertaken for the sole purpose of generating data in support an IDE or PMA application intended to be made for such reagent that are conducted internally or with or by a Third Party investigator under sponsored and supposed contract research agreements under which such reagents are provided without monetary consideration and that are manufactured in accordance the FDA’s good manufacturing practices or quality system regulations.

1.16 “Seller” has the meaning set forth in the preamble hereto.

1.17 “Sublicensee” means a Third Party that is granted a sublicense by Buyer under the grant in Section 2.1, as provided in Section 2.3.

1.18 “Term” has the meaning set forth in Section 6.1.

ARTICLE 2
GRANT OF RIGHTS

2.1    Grants to Buyer. Seller (on behalf of itself and its Affiliates), in consideration of the amounts due under the Asset Purchase Agreement, hereby grants to Buyer and its Affiliates:
2.1.1 an exclusive (even as to Seller and its Affiliates), worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed microRNA Classifier Patents to Exploit the Thyroid 5 microRNA Classifier, the Thyroid 10 microRNA Classifier and the Pancreas microRNA Test and for the purpose of diagnosing thyroid cancer or pancreatic cancer, as applicable;
2.1.2 an exclusive (even as to Seller and its Affiliates), worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free

(except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed mir-21 Patents to Exploit ASRs and Reagents, for the purpose of diagnosing thyroid cancer or pancreatic cancer;
2.1.3 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Thyroid Test Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Thyroid Test Version One, Thyroid Test Version Two or Thyroid Test Version Three and (b) subject to clause (a), non-exclusive for the purpose of diagnosing thyroid cancer;
2.1.4 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Thyroid microRNA Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Thyroid 5 microRNA Classifier or the Thyroid 10 microRNA Classifier and (b) subject to clause (a), non-exclusive for the purpose of diagnosing thyroid cancer; and
2.1.5 a worldwide, non-transferable (except as provided in Section 7.6), perpetual (except as provided in ARTICLE 6), irrevocable (except as provided in ARTICLE 6), royalty-free (except for the royalties payable under the Asset Purchase Agreement) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Pancreas microRNA Know-How, which license shall be (a) exclusive (even as to Seller and its Affiliates) to Exploit the Pancreas microRNA Test and (b) subject to clause (a), non-exclusive for the purpose of diagnosis pancreatic cancer.

All rights granted to Buyer under this Section 2.1 shall be subject and subordinate to the rights of any Third Party in any Licensed Patents or Licensed Know-How as of the Effective Date pursuant to any agreement set forth on Schedule 2.1 and shall be effective solely to the extent consistent with such Third Party’s rights. Nothing in this Agreement shall be construed as granting to the Buyer any rights that are broader than Seller’s existing rights with respect to the Licensed Patents and Licensed Know-How as of the Effective Date.

2.2    Retention of Rights. Notwithstanding anything to the contrary in this Agreement, Seller retains, on behalf of itself and its Affiliates, (sub)licensees, licensors and distributors, all right, title and interest in and to the Licensed Know-How and Licensed Patents, in each case, as may be necessary or useful to: (a) perform its obligations under the Transition Services Agreement; (b) for purposes of publications or presentations, but, for clarity, not to Exploit any Transferred Product; (c) to provide services in the ordinary course of business other than in relation to the performance of diagnostic services directed to thyroid cancer or pancreatic cancer in a laboratory certified under CLIA; and (d) to provide services in connection with any Contract included in the Excluded Assets. Except as expressly granted herein or in the Asset Purchase Agreement with respect to the Licensed Patents and the Licensed Know-How, Seller grants no other right or license to any assets or rights, including intellectual property rights, of Seller and its Affiliates and its and their assigns and successors.

2.3    Sublicenses. Buyer shall have the right to grant sublicenses under the licenses granted in Section 2.1 through multiple tiers of Sublicensees; provided that Buyer shall (a) remain jointly and severally liable for the performance or non-performance of any such Sublicensee, and (b) provide to Seller a written notice setting forth in reasonable detail the nature of such sublicense and the identity of the Sublicensee, which written notice shall include a copy of any such sublicense agreement; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of either Party’s obligations or benefits under this Agreement. Buyer hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve Buyer of its obligations under this Agreement. A copy of any sublicense agreement executed by Buyer pursuant to this Section 2.2 (with financial terms redacted) shall be provided to Seller within 14 days after its execution by the parties thereto.
2.4    No Implied Rights. For the avoidance of doubt, Buyer and its Affiliates, licensees, Sublicensees and distributors shall have no right, express or implied, with respect to the Licensed Patents and the Licensed Know-How, except as expressly provided in Section 2.1 and elsewhere in this Agreement.

ARTICLE 3
LICENSED PATENTS

As between the Parties, (a) Seller shall have the sole and exclusive right, but not the obligation, to prosecute, maintain, and defend the Licensed Patents, at its sole cost and expense and (b) Seller shall have the first right, but not the obligation, to enforce the Licensed Patents, at its sole cost and expense and with the sole right to retain any recoveries with respect thereto; provided, that without limiting Seller’s rights under this clause (b), Seller shall consult with Buyer with respect to any enforcement of the Licensed Patents in the field of the diagnosis of thyroid cancer or pancreatic cancer and provided, further, that if Seller does not take commercially reasonably steps to enforce any of the Licensed Patents against an alleged infringer in the field of the diagnosis of thyroid cancer or pancreatic cancer and Buyer wishes to enforce any such Licensed Patent in the field of the diagnosis of thyroid cancer or pancreatic cancer, then Buyer shall so notify Seller and upon Seller’s written consent (such consent not to be unreasonably withheld), Buyer may enforce such Licensed Patent in such field at its sole cost and expense and Seller shall, at Buyer’s costs and expense, join such action as a party plaintiff if necessary to sustain jurisdiction or standing.

ARTICLE 4
CONFIDENTIALITY AND NON-DISCLOSURE

The rights and obligations of the Parties with respect to Confidential Information hereunder shall be governed by the terms of Section 4.4 of the Asset Purchase Agreement.
ARTICLE 5
DISCLAIMER OF WARRANTIES

BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, SELLER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND BUYER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATED TO THE LICENSED Patents, THE Licensed Know-How OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.1 OF THE ASSET PURCHASE AGREEMENT, BUYER IS LICENSING THE RIGHTS HEREUNDER ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY OF QUALITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF THE LICENSED PATENTS OR LICENSED KNOW-HOW, AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER.

ARTICLE 6
TERM AND TERMINATION
6.1    Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with this 7 (such period, the “Term”).

6.2    Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of Buyer and Seller at any time.

6.3    Patent Challenge. If Buyer or any of its Affiliates or any of its or their respective (sub)licensees initiates (or in any way, directly or indirectly, aids any Third Party in initiating) a declaratory judgment action or similar action or claim that any Licensed Patent is invalid, unenforceable or not infringed by the Exploitation of any Pancreas Royalty Product or any Thyroid Royalty Product by or on behalf of Buyer or any of its Affiliates or any of its or their respective (sub)licensees, then Seller may terminate this Agreement immediately upon written notice to Buyer.

6.4    No Termination for Material Breach. For the avoidance of doubt, neither Party shall have the right to terminate this Agreement because of a material breach of this Agreement by the other Party. In the case of a material breach of this Agreement by a Party, the other Party’s remedies shall be limited to recovering of damages and equitable relief.

6.5    Consequences of Termination.
6.5.1 Termination of Agreement. Upon the termination of this Agreement pursuant to Section 6.2 or Section 6.3, all of the licenses granted by Seller to Buyer under

ARTICLE 2, and any sublicenses related thereto entered into by Buyer as permitted hereunder, shall terminate in their entirety.
6.5.2 Accrued Rights. The termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination. Such termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.
6.5.3 Survival. Without limiting the foregoing, Section 2.4, this Section 6.5, ARTICLE 4, ARTICLE 4, and ARTICLE 7 shall survive the termination of this Agreement for any reason.

ARTICLE 7
MISCELLANEOUS
7.1    Governing Law, Jurisdiction, Venue and Service.
7.1.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
7.1.3 Jurisdiction. Subject to Section 7.11, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.
7.1.4 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
7.1.5 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 7.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
7.2    Notices.
7.2.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 7.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days’ prior to such address taking effect in accordance with this Section 7.2. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered promptly thereafter.

7.2.2 Address for Notice.
If to Seller, to:

Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681-5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention: Jack S. Bodner
John A. Hurvitz

If to Buyer, to:
Interpace Diagnostics, LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Fax: 862-207-7810

with a copy (which shall not constitute notice) to:
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Steven J. Abrams

Fax: 215-981-4750
7.3    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

7.4    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable law or otherwise available except as expressly set forth herein.

7.5    Expenses. Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the Transactions.

7.6    Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

7.7    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
7.8    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement; provided, however, that the foregoing shall not impose any obligation on Seller to perform any acts for or deliver any instruments to Buyer beyond those specific activities set forth in the Transition Services Agreement.

7.9    Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, the Parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to constitute the Parties as partners, joint venturers, or participants in a joint enterprise or undertaking, or to constitute either of the Parties as the agent of the other Party for any purpose whatsoever. Neither Party shall bind, or attempt to bind, the other Party to any contract or the performance of any other obligation, or represent to any Third Party that it is authorized to enter into any contract or binding obligation on behalf of the other Party.

7.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

7.11    Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.12    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

7.13    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

7.14    Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the Transactions and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

7.15    Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; and (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Asuragen, Inc.	INTERPACE DIAGNOSTICS, LLC
By:______________________________            By:
Name: ___________________________            Name: ________________________
Title: ____________________________            Title: _________________________

NON‑COMPETE AGREEMENT
THIS NON‑COMPETE AGREEMENT (this “Agreement”) is made on August 13, 2014, by ASURAGEN, INC., a Delaware corporation (“Asuragen”), in favor of Interpace Diagnostics, Inc., a Delaware corporation (“Purchaser”).
BACKGROUND
Purchaser and Asuragen are parties to an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), whereby Asuragen is selling and Purchaser is purchasing the Transferred Products (as defined in the Purchase Agreement) and certain assets and rights comprising or associated with the Transferred Products (the “Assets”) from Asuragen. The Assets are related to the performance of diagnostic services directed to thyroid cancer or pancreatic cancer in a laboratory certified under CLIA (such diagnostic services being, the “Business”). Purchaser intends to continue the operation of the Business. Asuragen is willing to enter into this Agreement in consideration of and as an express condition to Purchaser’s purchase of the Assets from Asuragen under the terms of the Purchase Agreement. Capitalized terms used in this Agreement but not otherwise defined have the meanings ascribed to them in the Purchase Agreement.
TERMS
NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, Asuragen, intending to be legally bound, agrees as follows:

1.
Agreement Not to Compete. For a period of five (5) years from the date of this Agreement (the “Restricted Period”), Asuragen covenants that it will not jointly or individually or directly or indirectly through any of its controlled Affiliates:

(a)engage in the Business in the United States of America (the “Territory”); provided that in no event shall (i) development or sale of reagents or kits for use in thyroid or pancreatic diagnostics or (ii) performance of research and development activities, other than developing or assistance with developing a laboratory to be certified under the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) or assistance with developing a service for pancreatic or thyroid diagnostics (or both) in a CLIA setting, on behalf of existing or future services customers be considered competitive with the Business;

(b)acquire an interest (as owner, stockholder, lender, partner, co‑venturer, director, shareholder, employee, agent, consultant or otherwise) in any Person that engages in the Business in the Territory; provided, that notwithstanding the foregoing, (i) Asuragen may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Asuragen does not, directly or indirectly, own 5% or more of any class of securities of such Person and (ii) from and after the third anniversary of the Effective Date,

Asuragen may acquire all or substantially all of the assets or equity interests of a Person (the “Acquired Business”) that engages in the Business in the Territory, so long as (1) the gross revenues generated by the Business engaged in by such Acquired Business is, and shall remain at all times such Acquired Business is owned by Asuragen, less than 15% of the lesser of (A)

the total enterprise value of such Acquired Business and (B) the gross revenues of the Acquired Business, in each case without taking into effect the acquisition of such Acquired Business by Asuragen, and (2) within 180 days after the closing of any such acquisition, Asuragen shall consummate a divestiture of the portion of such Acquired Business that is engaged in the Business or otherwise discontinue the portion of such Acquired Business that is engaged in the Business;

(c)solicit, call on or transact or engage in any direct or indirect business activity with any customer, vendor, franchisee, subscriber or referral source with whom Asuragen or any of its controlled Affiliates shall have dealt in connection with the Business at any time prior to the date of this Agreement for purposes of diverting their business or services with respect to the Business from Purchaser;

(d)knowingly influence or attempt to influence any then current customer, vendor, franchisee, or referral source of Purchaser, Asuragen or any of their respective controlled Affiliates, to terminate or modify any written or oral agreement with Purchaser or any of its Affiliates for purposes of diverting their business or services with respect to the Business from Purchaser;

(e)knowingly influence or attempt to influence any Person to terminate or modify an agency, distributorship, or similar arrangement with Purchaser or any of its controlled Affiliates in connection with the Business for purposes of diverting their business or services with respect to the Business from Purchaser; or

(f)knowingly facilitate, assist or permit any of its Affiliates to use any of Asuragen’s information, resources, personnel, Intellectual Property Rights, Know-How, Patent Rights, Trade Secrets or assets that would cause any such Affiliate to be in violation of this Agreement had such Affiliate been a party hereto, it being understood that for the purpose of this Section 1(f), the term “Affiliate” shall include any Acquired Business as well as any portion of an Acquired Business Asuragen divests pursuant to Section 1(b).

2.Acknowledgment. Asuragen hereby acknowledges and agrees that:

(a)this Agreement is necessary for the protection of the legitimate business interests of Purchaser;

(b)Purchaser would not enter into the Purchase Agreement but for the execution and delivery of this Agreement by Asuragen;

(c)the scope of this Agreement is reasonable in time, geography and types and limitations of activities restricted; and

(d)breach of this Agreement will be such that Purchaser will not have an adequate remedy at law because of the unique nature of the Assets being conveyed to Purchaser.

3.Remedy. Asuragen acknowledges and agrees that the rights of Purchaser under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Purchaser if Asuragen fails to or refuses to perform its obligations under this

Agreement and, notwithstanding any election by Purchaser to claim damages from Asuragen as a result of any such failure or refusal, Purchaser may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal. No single exercise of the foregoing remedy shall be deemed to exhaust Purchaser’s right to such remedy, but the right to such remedy shall continue undiminished and may be exercised from time to time as often as Purchaser may elect.

4.Severability. If any court holds that any provisions of this Agreement as applied to any part or to any circumstances is invalid or unenforceable, such holding shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or jurisdictions or the validity or enforceability of this Agreement. Purchaser and Asuragen intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the scope or duration thereof or the area covered thereby, Purchaser and Asuragen agree that the court making such determination shall have the power to reduce the scope, duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.

5.    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

6.    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

7.    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.

8.    Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; and (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

10.    Entire Agreement. This Agreement, together with the Purchase Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the Transactions and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof.
(signature page follows)

IN WITNESS WHEREOF, Asuragen has executed this Agreement on the day and year first above written.
ASURAGEN, INC.

By: ________________________

Name: ______________________

Title: _______________________

[Signature Page to Non-Compete Agreement]

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Assignment”) is made as of this 13th day of August, 2014, by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller owns the Patent Rights listed on Schedule A attached hereto and made a part hereof (collectively referred to herein as the “Purchased Patents”);

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Buyer, and Buyer has agreed to purchase and accept from Seller, all of Seller’s right, title and interest in and to the Purchased Patents.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Assignment and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Assignment and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
Definitions. Unless otherwise specifically provided herein, capitalized terms used in this Assignment and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.
Conveyance and Acceptance. In accordance with the provisions of the Asset Purchase Agreement, Seller hereby forever and irrevocably, without reservation, sells, transfers, conveys, assigns and delivers to Buyer all of Seller’s right, title and interest in and to the Purchased Patents, including the right to sue and recover for past, present or future infringements, misappropriations, dilution, unauthorized use or disclosure, or other conflict with any of the Purchased Patents, the same to be held and enjoyed by Buyer, for its own use and on behalf of its successors, legal representatives, and assigns, to the full end of the term or terms for which patents may be granted of the Purchased Patents as fully and entirely as the same would have been held and enjoyed by Seller had this sale and assignment not been made, and Buyer hereby accepts such sale, transfer, conveyance, assignment and delivery.

3.	Recordation. Seller hereby authorizes the United States Commissioner of Patents and Trademarks and, as appropriate, the respective patent office or other

Governmental Authority in each jurisdiction other than the United States, to record this Assignment.

4.
Further Assurances. Seller agrees, at Buyer’s expense, to take such further action and to execute and deliver such additional instruments and documents as Buyer may reasonably request to carry out and fulfill the purposes and intent of this Assignment including signing all papers and documents, taking all lawful oaths and doing all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of patents or applications of Purchased Patents.

5.Miscellaneous.

(a)
Governing Law. This Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)	Amendment. This Assignment may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

(c)
Waiver. Any term or condition of this Assignment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

(d)	Recordation Expenses. All costs and expenses associated with recording this Assignment shall be borne solely by Buyer.

(e)
Severability. If any provision of this Assignment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Assignment will not be materially and adversely affected thereby, (i) such provision shall be fully severable; (ii) this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Assignment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

(f)
Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Assignment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Assignment, as of the day and year first written above.

Asuragen, Inc. By: Name: Title:
Interpace Diagnostics, LLC By: Name: Title:

[Signature Page to Patent Assignment Agreement]

STATE OF ________________}
  } ss
COUNTY OF ______________}

On this ____ day of ________, 2014, before me personally appeared _________________, to me personally known, who, being duly sworn, did say that he/she is the ___________________ of Asuragen, Inc. and that he/she duly executed the foregoing instrument for and on behalf of Asuragen, Inc. being duly authorized to do so and that said individual acknowledged said instrument to be the free act and deed of said company.
__________________________________________
Notary Public
Expiration Date:_____________________________

SCHEDULE A

PURCHASED PATENTS

Asuragen Ref.	App. No. Patent No.	Filing Date Issue Date	Title	Country
ASUR:012WO	PCT/US07/78936 NA	09/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	PCT
ASUR:012AU		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	AU
ASUR:012CA		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	CA
ASUR:012EP.D1		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	EU
ASUR:012EP.D2	NA NA	NA NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	EU
ASUR:012JP	2009-529373 5520605	9/19/2007 4/11/2014	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	JP
ASUR:012USP1	60/826,173 NA	09/19/2006 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
ASUR:012US	11/857,948 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
ASUR.P0038WO	PCT/US11/61237 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	PCT
ASUR.P0038AU	2011329772 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	AU
ASUR.P0038BR	1120130122650 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	BR
ASUR.P0038CA	2817882 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	CA
ASUR.P0038EPD1	14150739.2 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	EU
ASUR.P0038IL	226356 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	IL
ASUR.P0038JP	2013540026 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	JP
ASUR.P0038US.P1	61/414,778 NA	11/17/2010 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
ASUR.P0038US	13/299,226 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
ASUR.P0039USP1	61/534,332 NA	09/13/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
ASUR.P0039USP2	61/536,486 NA	09/19/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
ASUR.P0039US	13/615,066 NA	9/13/2012 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US

ASUR.P0041.P1	61/552,451 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041.P2	61/552,762 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041US	13/662,450 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041WO	PCT/US2012/062330 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors
ASUR.P0041EP	12787991.4 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	EU
ASUR.P0043US.P1	61/709,411 NA	10/04/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043US.P2	61/716,396 NA	10/19/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043US	13/801,737 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043WO	PCT/US2013/030990 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	WO

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Assignment”) is made as of this 13th day of August, 2014, by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller owns the Patent Rights listed on Schedule A attached hereto and made a part hereof (collectively referred to herein as the “Purchased Patents”);

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Buyer, and Buyer has agreed to purchase and accept from Seller, all of Seller’s right, title and interest in and to the Purchased Patents.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Assignment and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Assignment and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
Definitions. Unless otherwise specifically provided herein, capitalized terms used in this Assignment and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.
Conveyance and Acceptance. In accordance with the provisions of the Asset Purchase Agreement, Seller hereby forever and irrevocably, without reservation, sells, transfers, conveys, assigns and delivers to Buyer all of Seller’s right, title and interest in and to the Purchased Patents, including the right to sue and recover for past, present or future infringements, misappropriations, dilution, unauthorized use or disclosure, or other conflict with any of the Purchased Patents, the same to be held and enjoyed by Buyer, for its own use and on behalf of its successors, legal representatives, and assigns, to the full end of the term or terms for which patents may be granted of the Purchased Patents as fully and entirely as the same would have been held and enjoyed by Seller had this sale and assignment not been made, and Buyer hereby accepts such sale, transfer, conveyance, assignment and delivery.

3.	Recordation. Seller hereby authorizes the United States Commissioner of Patents and Trademarks and, as appropriate, the respective patent office or other

Governmental Authority in each jurisdiction other than the United States, to record this Assignment.

4.
Further Assurances. Seller agrees, at Buyer’s expense, to take such further action and to execute and deliver such additional instruments and documents as Buyer may reasonably request to carry out and fulfill the purposes and intent of this Assignment including signing all papers and documents, taking all lawful oaths and doing all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of patents or applications of Purchased Patents.

5.Miscellaneous.

(a)
Governing Law. This Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)	Amendment. This Assignment may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

(c)
Waiver. Any term or condition of this Assignment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

(d)	Recordation Expenses. All costs and expenses associated with recording this Assignment shall be borne solely by Buyer.

(e)
Severability. If any provision of this Assignment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Assignment will not be materially and adversely affected thereby, (i) such provision shall be fully severable; (ii) this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Assignment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

(f)
Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Assignment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Assignment, as of the day and year first written above.

Asuragen, Inc. By: Name: Title:
Interpace Diagnostics, LLC By: Name: Title:

[Signature Page to Patent Assignment Agreement]

STATE OF ________________}
  } ss
COUNTY OF ______________}

On this ____ day of ________, 2014, before me personally appeared _________________, to me personally known, who, being duly sworn, did say that he/she is the ___________________ of Asuragen, Inc. and that he/she duly executed the foregoing instrument for and on behalf of Asuragen, Inc. being duly authorized to do so and that said individual acknowledged said instrument to be the free act and deed of said company.
__________________________________________
Notary Public
Expiration Date:_____________________________

SCHEDULE A

PURCHASED PATENTS

Asuragen Ref.	App. No. Patent No.	Filing Date Issue Date	Title	Country
ASUR:012WO	PCT/US07/78936 NA	09/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	PCT
ASUR:012AU		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	AU
ASUR:012CA		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	CA
ASUR:012EP.D1		9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	EU
ASUR:012EP.D2	NA NA	NA NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	EU
ASUR:012JP	2009-529373 5520605	9/19/2007 4/11/2014	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	JP
ASUR:012USP1	60/826,173 NA	09/19/2006 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
ASUR:012US	11/857,948 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
ASUR.P0038WO	PCT/US11/61237 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	PCT
ASUR.P0038AU	2011329772 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	AU
ASUR.P0038BR	1120130122650 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	BR
ASUR.P0038CA	2817882 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	CA
ASUR.P0038EPD1	14150739.2 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	EU
ASUR.P0038IL	226356 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	IL
ASUR.P0038JP	2013540026 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	JP
ASUR.P0038US.P1	61/414,778 NA	11/17/2010 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
ASUR.P0038US	13/299,226 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
ASUR.P0039USP1	61/534,332 NA	09/13/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
ASUR.P0039USP2	61/536,486 NA	09/19/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
ASUR.P0039US	13/615,066 NA	9/13/2012 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US

ASUR.P0041.P1	61/552,451 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041.P2	61/552,762 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041US	13/662,450 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
ASUR.P0041WO	PCT/US2012/062330 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors
ASUR.P0041EP	12787991.4 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	EU
ASUR.P0043US.P1	61/709,411 NA	10/04/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043US.P2	61/716,396 NA	10/19/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043US	13/801,737 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
ASUR.P0043WO	PCT/US2013/030990 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	WO

TRADEMARK ASSIGNMENT AGREEMENT
This Trademark Assignment Agreement (this “Trademark Assignment”) is made as of this 13th day of August, 2014 (the “Execution Date”), by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller is the sole and exclusive owner in the applicable jurisdiction of the Trademarks set forth on Schedule A attached hereto and made part hereof (collectively, the “Purchased Trademarks”); and
WHEREAS, in connection with that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), by and between Seller and Buyer, Buyer wishes to acquire from Seller, and Seller wishes to sell, transfer, convey, assign and deliver to Buyer the Purchased Trademarks, together with all common law rights therein and all goodwill of the business associated with and symbolized by the Purchased Trademarks.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Trademark Assignment and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Trademark Assignment and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Unless otherwise specifically provided herein, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

2.
Conveyance and Acceptance of Purchased Trademarks. Effective as of the Execution Date, (a) Seller hereby forever and irrevocably, without reservation, sells, transfers, conveys, assigns and delivers to Buyer (and to Buyer’s successors and assigns), all of its right, title and interest in and to the Purchased Trademarks, including all common law rights therein and all trademark registrations and registration applications for the Purchased Trademarks, together with all proceeds, benefits, privileges, causes of action, and remedies relating to the Purchased Trademarks, all rights to bring an action, whether at law or in equity, for past, present, or future infringement, dilution, misappropriation, misuse or other violation of the Purchased Trademarks against any Third Party, all rights to recover damages, profits and injunctive relief for infringement, dilution, misappropriation, misuse, or other violation of the Purchased Trademarks, and all goodwill of the business associated with and symbolized by the Purchased

Trademarks; provided, however, that no such rights are being assigned hereunder with respect to any Excluded Assets or Excluded Liabilities; and (b) Buyer hereby accepts such sale, transfer, conveyance, assignment and delivery.

3.
Recordation. Seller hereby authorizes Buyer to record this Trademark Assignment with the U.S. Patent and Trademark Office and all other applicable foreign trademark offices or other relevant Governmental Authorities. All costs and expenses associated with the recording of this Trademark Assignment shall be borne solely by Buyer.

4.
Further Assurances. Seller agrees, at Buyer’s expense, to take such further action and to execute and deliver such additional instruments and documents as Buyer may reasonably request to carry out and fulfill the purposes and intent of this Trademark Assignment including signing all papers and documents, taking all lawful oaths and doing all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of trademarks or applications of Purchased Trademarks.

5.	Miscellaneous.

(a)
Governing Law. This Trademark Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)	Amendment. This Trademark Assignment may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

(c)
Waiver. Any term or condition of this Trademark Assignment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

(d)
Severability. If any provision of this Trademark Assignment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Trademark Assignment will not be materially and adversely affected thereby, (i) such provision shall be fully severable; (ii) this Trademark Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Trademark Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Trademark Assignment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

(e)
Counterparts. This Trademark Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Trademark Assignment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Trademark Assignment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Trademark Assignment, as of the date first above written.

Asuragen, Inc. By: _____________________________ Name: Title:
Interpace Diagnostics, LLC By: _____________________________ Name: Title:

[Signature Page to Trademark Assignment Agreement]

STATE OF ________________}
  } ss
COUNTY OF ______________}

On this ____ day of ________, 2014, before me personally appeared _________________, to me personally known, who, being duly sworn, did say that he/she is the ___________________ of Asuragen, Inc. and that he/she duly executed the foregoing instrument for and on behalf of Asuragen, Inc. being duly authorized to do so and that said individual acknowledged said instrument to be the free act and deed of said company.
__________________________________________
Notary Public
Expiration Date:_____________________________

SCHEDULE A

PURCHASED TRADEMARKS

Registered Trademarks

Mark	Country	App. No. Reg. No.	Filing Date Reg. Date	Class
MIRINFORM	US	77/447,187 3,546,361	4/14/2008 09/30/2008	9
MIRINFORM	US	85/067,844 4,071,426	6/21/2010 12/13/2011	42
MIRINFORM	US	85/067,850 4,071,427	6/21/2010 12/13/2011	42
MIRINFORM	MP (CN)	A0035669 1162299	4/19/2013 05/08/2013	42
MIRINFORM	MP (CN)	A0035671 11621785	4/19/2013 05/08/2013	42

Unfiled Trademarks

Mark
INFORMAGEN

A-1

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into effective as of August 13, 2014 (the “Effective Date”), by and between Asuragen, Inc., a Delaware corporation (“Seller”), and Interpace Diagnostics, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer may each be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), pursuant to which, effective as of the Closing, Buyer is purchasing from Seller the Purchased Assets; and

WHEREAS, Seller desires to provide to Buyer, and Buyer desires to receive from Seller, the transition services described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement and the other Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
Transition Services

1.1     Services. Subject to the terms of this Agreement, Seller shall provide the services set forth in Exhibit A hereto (the “Services”) to Buyer. Such Services shall be provided at reasonable times and upon reasonable notice, as mutually agreed by the Parties. The description of the Services set forth on Exhibit A may be amended from time to time throughout the Term (as defined below) upon the mutual written agreement of the Parties.

1.2    Services Performed by Affiliates or Third Parties. Seller shall have the right to perform the Services either itself, through any Affiliate or through any Third Party contractor.

1.3    Performance Standard. All Services shall be performed diligently and on a timely basis in accordance with standards generally employed by Seller for the performance of the Services prior to the Closing, but in all instances in a workman-like and professional manner and in accordance with Clinical Laboratory Improvement Amendments and CAP accreditation standards (to the extent applicable to the Services); provided, however, that in no event shall Seller be required to employ higher standards than those employed by Seller in performing such similar activities for itself (the “Services Standard”). Buyer acknowledges and agrees that Seller or its Affiliates may make changes from time to time in the manner of performing the Services if (a) Seller or its Affiliates are making similar changes in performing similar services for their own Affiliates, and (b) Seller or its Affiliates furnish to Buyer substantially the same notice (in content and timing) as Seller or its Affiliates shall furnish to their own Affiliates respecting such changes; provided, that, in each case, such changes do not materially adversely affect the Services Standard or materially change the scope of the Services provided. Buyer acknowledges and agrees that (x) the Services do not include the exercise of business judgment or general management for Buyer and (y) except as otherwise expressly provided in this Agreement, the Services are furnished without warranty of any kind, expressed or implied, including any warranty of merchantability or fitness for a particular purpose.

1.4    Transition Representatives. Seller and Buyer shall each designate an appropriate point of contact for all questions and issues relating to the Services during the Term (the “Transition Representatives”). The Transition Representative for Seller shall be Dr. Andrew Hadd, and the Transition Representative for Buyer shall be Alidad Mireskandari, unless a substitute is designated by Seller or Buyer, respectively, from time to time, by written notice to the other Party.

1.5    Transitional Nature of Services. Buyer acknowledges that the Services are intended only to be transitional in nature, and shall be furnished by Seller only during the Term and solely for the purpose of accommodating Buyer in connection with the transactions contemplated by the Asset Purchase Agreement and the other Ancillary Agreements. At the end of the Term, Buyer shall be responsible for performing the Services (or have the Services performed) without the involvement of Seller, its Affiliates or any of its or their employees or agents.

1.6    Consents. To the extent the consent of any (sub)contractor is needed in order for Seller to use such resources to provide the Services, Buyer shall (a) provide reasonable cooperation to Seller in acquiring any such consents; (b) comply with any reasonable requirements imposed on Buyer in connection with securing such consent; (c) comply with any reasonable restrictions imposed on the use of such resources; and (d) be responsible for any reasonable fees payable to such (sub)contractor to the extent necessary to secure the consent. Notwithstanding the foregoing or anything herein to the contrary, if Seller is unable to secure such consents, Seller’s sole liability and Buyer’s sole remedy will be the assistance by Seller to Buyer in identifying alternate resources that are reasonably acceptable to Buyer.

1.7    Exclusions. Notwithstanding anything herein to the contrary, in no event shall Seller be obligated to: (a) provide any Services that would be unlawful for Seller to provide or that would require Seller to violate any applicable Law; (b) provide any Services that in Seller’s reasonable determination could create deficiencies in Seller’s controls over financial information or adversely affect the maintenance of Seller’s financial books and records or the preparation of its financial statements; (c) maintain the employment of any specific employee; (d) purchase, lease or license any additional equipment or software; (e) create or supply any documentation or information not currently existing or readily available; (f) enter into new or additional Contracts with Third Parties or change the scope of current Contracts with Third Parties or take any actions that would result in the breach of any Contract; or (g) provide any

Service to the extent and for so long as the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of Seller.

ARTICLE 2
Compensation

2.1    Services Fees; Expense Reimbursement. In consideration for Seller’s provision of any Services, Buyer shall (a) pay to Seller the fees set forth in Exhibit A (the “Services Fee”) and (b) reimburse Seller for (i) any amounts paid to Third Parties; (ii) fees associated with securing any consents required from Third Party contractors; (iii) shipping and transportation costs, duties and taxes; (iv) travel and living expenses; and (v) costs or expenses associated with the extraction, conversion and transfer of data, in each case ((i) through (v)), to the extent incurred in connection with providing the Services. Seller shall not charge Buyer, and Buyer shall not be obligated to pay, any costs for Services other than those set forth in this Section 2.1.

2.2    Invoices. Seller shall invoice Buyer monthly in arrears for the Services Fee and any other amounts owed to Seller pursuant to Section 2.1 for the preceding month. Each invoice will specify the amounts owed for each of the Services provided during, and amounts to be reimbursed to Seller for, the relevant month and will contain or be followed by such other supporting detail as Buyer may from time to time reasonably request.

2.3    Due Date. Buyer will pay all amounts due pursuant to this Agreement not subject to a bona fide dispute pursuant to Section 2.6 below, within 30 days of Buyer’s receipt of each invoice submitted hereunder. Any payments under this Agreement that are not made on or before the applicable due date shall bear interest at the U.S. Prime Rate, as reported in The Wall Street Journal (eastern edition) for the first date on which such payment was delinquent, plus 2.0%, or the maximum rate allowable by applicable Law (if less), beginning on the first date on which payment was delinquent and ending on the date on which such payment is made, calculated based on the actual number of days such payment is overdue.

2.4    Taxes. Buyer shall be responsible for all Taxes imposed in connection with this Agreement, including any such Taxes on the provision or receipt of the Services hereunder, exclusive of Taxes on Seller’s income. If Seller or any of its Affiliates are required to pay such Taxes, Buyer shall promptly reimburse Seller therefor.

2.5    Right to Discontinue Services Following Failure to Pay. Seller reserves the right to discontinue any Service under this Agreement in the event Buyer fails to remit payment of any undisputed portion of any invoiced amount and such failure to remit payment remains uncured for more than five Business Days after written notice by Seller.

2.6    Bona Fide Disputes. If Buyer in good faith disputes any portion of an invoice, it shall timely pay the undisputed portion and shall concurrently provide Seller with written notice of the disputed portion and its reasons therefor set forth in reasonable detail. The Parties shall use diligent and good faith efforts to promptly (but in any event, within ten Business Days) resolve any such disputes.

ARTICLE 3
Ownership of Assets and Intellectual Property

3.1    Ownership; Delivery. This Agreement and the performance of the Services hereunder shall not affect the ownership of any assets or intellectual property rights of the Parties or their respective Affiliates. Subject to Section 3.2, neither Party will gain, by virtue of this Agreement or the Services hereunder, by implication or otherwise, any rights of ownership or use of any property or intellectual property rights owned by the other. Seller shall own all Copyrights, Patents, Trade Secrets, Trademarks and other Intellectual Property Rights, title and interest in or pertaining to all work developed by Seller, its Affiliates or Third Party contractors in performing the Services (including computer programs, deliverables and software deliverables) under this Agreement. In addition, notwithstanding anything to the contrary in Exhibit A, under no circumstances will Seller be obligated to deliver or provide to Buyer, or otherwise make available or provide Buyer access to, any item (including any data, Contract, report, diagram or other information) which Seller is not otherwise obligated to provide to Buyer under the terms of the Asset Purchase Agreement.

3.2    Limited License. Buyer, on behalf of itself and its Affiliates, hereby grants to Seller and its Affiliates a non-exclusive, royalty-free, non-transferable (except as provided in Section 6.6 of the Asset Purchase Agreement) license and right of reference, with the right to grant further licenses and sublicenses and rights of reference, to all Purchased Protocols, Purchased Data, Purchased Records, Purchased Patents, Purchased Trademarks and Licensed IP, in each case, to the extent necessary to perform the Services.

ARTICLE 4
Limitation of Liability and Indemnification

4.1    Indemnification of Seller. Buyer shall indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Losses suffered by them in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of or in connection with: (a) the performance of the Services, (b) the breach by Buyer of any term of this Agreement or (c) the gross negligence or willful misconduct on the part of any Buyer Indemnitee in the performance of Buyer’s obligations under this Agreement, except, in each case, for those Losses for which Seller has an obligation to indemnify any Buyer Indemnitee pursuant to Section 4.2, as to which Losses each Party shall indemnify the other Party and the Seller Indemnitees or the Buyer Indemnitees, as applicable, to the extent of its liability for such Losses.

4.2    Indemnification of Buyer. Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all Losses suffered by them in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Seller of any term of this Agreement or (b) the gross negligence or willful misconduct on the part of any Seller Indemnitee in the performance of Seller’s obligations under this Agreement, except, in each case, for those Losses for which Buyer has an obligation to indemnify any Seller Indemnitee pursuant to Section 4.1, as to which Losses each Party shall indemnify the other Party and the Seller Indemnitees or the Buyer Indemnitees, as applicable, to the extent of its liability for such Losses.

4.3    Indemnification Procedures. All indemnification claims of Buyer or any Buyer Indemnitee shall be made solely by Buyer and all indemnification claims of Seller or any Seller Indemnitee shall be made solely by Seller and, in each case, shall be governed by Section 5.2 of the Asset Purchase Agreement.

4.4    Limitation on Damages and Liability.

4.4.1    EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR THE KNOWING AND MATERIAL BREACH OR ABANDONMENT BY A PARTY OF THIS AGREEMENT, AND WITHOUT LIMITING THE PARTIES’ RIGHTS UNDER SECTION 4.1 OR SECTION 4.2 WITH RESPECT TO THIRD PARTY CLAIMS, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THEIR AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EXECUTION DATE) CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH, OR RELATED HERETO.

4.4.2    EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY SELLER OR ITS AFFILIATES, OR THE KNOWING AND MATERIAL BREACH OR ABANDONMENT BY SELLER OF THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF SELLER AND ITS AFFILIATES TO BUYER AND ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT SHALL BE THE AGGREGATE AMOUNT OF SERVICES FEES PAID BY BUYER TO SELLER HEREUNDER.

ARTICLE 5
Term and Termination

5.1    Term. This term of this Agreement shall commence on the Effective Date and shall continue until the expiration of the last period for which a Service is to be provided hereunder, as set forth on Exhibit A (the “Term”), unless earlier terminated pursuant to Section 5.2, Section 5.3 or Section 5.4.

5.2    Termination for Material Breach. In the event that either Party (the “Breaching Party”) breaches any of its material obligations under this Agreement, the other Party (the “Complaining Party”) may terminate this Agreement upon 30 days’ prior written notice (such 30-day period, the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination of this Agreement shall not become effective at the end of the Notice Period if (a) the Breaching Party cures such breach during the Notice Period or (b) such breach cannot be cured during the Notice Period and the Breaching Party commences and diligently pursues actions to cure such breach within the Notice

Period, in which case the Breaching Party shall have an additional 30-day period to cure such breach before such termination shall become effective.

5.3    Termination for Insolvency. Either Party may terminate this Agreement immediately upon written notice to the other Party if the other Party: (a) files in any court or with any other Governmental Authority, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets; (b) proposes a written agreement of composition or extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within 60 days after the filing thereof; (d) consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Party or for any substantial part of its property or makes any assignment for the benefit of creditors; (e) admits in writing its inability to pay its debts generally as they become due; or (f) has issued or levied against its property any judgment, writ, warrant of attachment or execution or similar process that represents a substantial portion of its property.

5.4    Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of Buyer and Seller at any time.

5.5    Accrued Rights; Surviving Obligations.

5.5.1    Accrued Rights. The termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

5.5.2    Survival. Articles 2, 4 and 6, Section 3.1 and this Section 5.5 shall survive the termination or expiration of this Agreement.

ARTICLE 6
MISCELLANEOUS

6.1    Construction. Section 1.2 of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

6.2    Confidentiality. All information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party” with respect to such information) to the other Party (or its Representatives or Affiliates) (collectively, the “Receiving Party” with respect to such information) in connection with this Agreement (other than any information that, in each case as demonstrated by competent written documentation, (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of

Section 5.4 of the Asset Purchase Agreement or the Confidentiality Agreement; (d) is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or (e) is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information of the Disclosing Party), and all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting such information shall be Confidential Information subject to the terms of Section 4.4 of the Asset Purchase Agreement.

6.3    Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics or pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority. The non-performing Party shall notify the other Party of such force majeure within 15 days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

6.4    Governing Law, Jurisdiction, Venue and Service.

6.4.1    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

6.4.2    Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

6.4.3    Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.4.4    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.5.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

6.4.5    Notices.

6.5.1    Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.5.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days prior to such address taking effect in accordance with this Section 6.5.1. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender has received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.

6.5.2    Address for Notice.

If to Seller, to:

Asuragen, Inc.
2150 Woodward St., Suite 100
Austin, Texas 78744
Facsimile: (512) 681 5201
Attention: Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (212) 841-1010
Attention:     Jack S. Bodner
John A. Hurvitz

If to Buyer, to:

Interpace Diagnostics, LLC
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Facsimile: (862) 207-7810
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Steven J. Abrams, Esq.
Fax: 215-981-4750

6.6    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 4, they shall not be construed as conferring any rights on any other Persons.

6.7    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

6.8    Expenses. Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

6.9    Assignment. Except as contemplated under Section 1.2, neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect provided, that either Party may assign or delegate any or all of its rights or obligations hereunder without the prior written consent of the other Party to an Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or other similar transaction with respect to the business to which this Agreement relates. . Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

6.10    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

6.11    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

6.12    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

6.13    Further Assurances. Each of Seller and Buyer shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

6.14    Relationship of the Parties. It is expressly agreed that Seller, on the one hand, and Buyer, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Seller, on the one hand, nor Buyer, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

6.15    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

6.16    Entire Agreement. This Agreement, together with the Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement, the other Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Asuragen, Inc.

By:
Name:
Title:

Interpace Diagnostics, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit A

Services and Fees

1.
Seller to provide training with respect to the Purchased Protocols, including any protocols contained within the Licensed IP to the extent referenced in the Purchased Protocols, for the following tests: (a) Thyroid Test Version Two, (b) Thyroid 10 microRNA Classifier; (c) Thyroid 5 microRNA Classifier and (d) Pancreas microRNA Test ((a), (b), (c) and (d), collectively, the “Covered Tests”). Such training shall be limited to five days at the Asuragen Clinical Laboratory in Austin, Texas, and, upon Buyer’s request (which request shall be made no later than the date that is three months after the Closing), one site visit of up to three consecutive days to Buyer’s laboratory in New Haven, Connecticut.

2.
Seller to provide technical support with respect to the Covered Tests in the nature of technology transfer for up to three months after the Closing, not to exceed ten hours per month. Seller to provide bioinformatics and validation support with respect to the Covered Tests for up to six months after the Closing, not to exceed ten hours per month. Such support shall include teleconferences and prompt response to inquiries, whether by phone or email.

3.
Promptly following the Closing, Seller and Buyer will make a mutually-acceptable joint communication to all customers of Thyroid Test Version One or Thyroid Test Version Two of the Buyer’s purchase of the Covered Tests and related transition arrangements.

4.
At Buyer’s request for a period not to exceed 30 days after the Effective Date, Seller to perform Thyroid Test Version One. Beginning on the 31st day after the Effective Date, at Buyer’s request for a period not to exceed 60 days, Seller to perform Thyroid Test Version Two. Such testing shall be billed directly to Buyer at $500 per test, which includes specimen collection kits, physician follow up, completion of requisition and any third party royalty payments to be made by Seller, but does not include any third party billing activities. From and after the Closing, Buyer shall be responsible (financially, administratively and otherwise) for all invoicing, order fulfillment, returns, rebates and chargebacks with respect to orders placed after the Effective Date. Seller shall be responsible (financially, administratively and otherwise) for all invoicing, order fulfillment, returns, rebates and chargebacks with respect to orders placed prior to or on the Effective Date, even if such activities occur after the Closing.

5.	Seller to provide a two-day, WebEx sales training with respect to the Transferred Thyroid Products within two weeks after the Closing.

6.
Seller to assist Buyer with communication to physicians, advisors and collaborators with respect to the Covered Tests for up to three months after the Closing, such assistance not to exceed 10 hours per month.

7.	Seller to provide assistance and documentation with regard to billing information.

A-1